UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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SELECT COMFORT CORPORATION

(Name of Registrant as Specified In Its Charter)

Not applicable

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6105 Trenton Lane North
Plymouth, Minnesota 55442

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 9, 2006

TO THE SHAREHOLDERS OF SELECT COMFORT CORPORATION:

Select Comfort Corporation will hold its Annual Meeting of Shareholders at 3:00 p.m., Central Daylight Savings Time, on Tuesday, May 9, 2006, at the company’s offices at 6105 Trenton Lane North, Plymouth, Minnesota 55442. The purposes of the meeting are to:

1.	Elect three persons to serve as directors for three-year terms;

2.	Approve the material terms of the performance goals under the Select Comfort Corporation Executive and Key Employee Incentive Plan;

3.	Approve the Select Comfort Corporation Non-Employee Director Equity Plan;

4.	Approve the appointment of independent auditors; and

5.	Act on any other business that may properly come before the meeting.

Only shareholders of record at the close of business on March 16, 2006 will be entitled to notice of, and to vote at, the meeting and any adjournments thereof. It is important that your shares be represented and voted at the meeting. Please vote your shares in accordance with the instructions on the enclosed proxy card in a timely manner to accommodate our meeting scheduled for May 9, 2006.

By Order of the Board of Directors,

Mark A. Kimball
Senior Vice President,
General Counsel & Secretary

March 31, 2006
Plymouth, Minnesota

i

APPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE SELECT COMFORT CORPORATION EXECUTIVE AND KEY EMPLOYEE INCENTIVE PLAN	36
Proposal	36
Description of the Plan	36
Reason for Shareholder Approval	38
Vote Required	38
Board Recommendation	38

APPROVAL OF THE SELECT COMFORT CORPORATION NON-EMPLOYEE DIRECTOR EQUITY PLAN	39
Proposal	39
Description of the Plan	39
Benefits to be Received or Allocated under the Plan	42
Interests of Certain Persons in Approval of Plan	42
Vote Required	42
Board Recommendation	42

APPROVAL OF SELECTION OF INDEPENDENT AUDITORS	43
Appointment of Independent Auditors	43
Audit and Other Fees	43
Board Recommendation	44

OTHER MATTERS	44
Section 16(a) Beneficial Ownership Reporting Compliance	44
Shareholder Proposals for 2007 Annual Meeting	44
Other Business	45
Copies of 2005 Annual Report	45
Householding Information	46

APPENDIX A - Select Comfort Corporation Executive and Key Employee Incentive Plan	A-1

APPENDIX B - Select Comfort Corporation Non-Employee Director Equity Plan	B-1

APPENDIX C - Audit Committee Charter	C-1

ii

6105 Trenton Lane North
Plymouth, Minnesota 55442

PROXY STATEMENT
FOR
ANNUAL MEETING OF SHAREHOLDERS

May 9, 2006

INTRODUCTION

This Proxy Statement is being mailed to our shareholders beginning on or about March 31, 2006 in connection with the solicitation of proxies by the Board of Directors of Select Comfort Corporation for use at the Annual Meeting of Shareholders. The meeting will be held on Tuesday, May 9, 2006, at 3:00 p.m., Central Daylight Savings Time, at the company’s offices at 6105 Trenton Lane North, Plymouth, Minnesota 55442, for the purposes set forth in the Notice of Meeting.

Your vote is important. A proxy card is enclosed for your use. You are solicited on behalf of the Board of Directors, to vote your shares by returning your signed proxy card or, where applicable, voting by telephone or on the internet in accordance with the instructions on your proxy card. If you choose to mail your proxy card utilizing the enclosed envelope, no postage is required if mailed within the United States. If you choose to vote by telephone or on the internet, please do not mail your proxy card.

Proxies will be voted as specified by you. Signed proxies that lack any such specification will be voted in favor of the proposals set forth in the Notice of Meeting and in favor of the election as directors of the four nominees listed in this Proxy Statement.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED HEREIN AND FOR APPROVAL OF THE OTHER PROPOSALS SET FORTH IN THE NOTICE OF MEETING.

Shareholders Entitled to Vote

Shareholders of record at the close of business on March 16, 2006 will be entitled to vote at the meeting. As of that date, there were 35,947,560 outstanding shares of common stock. Each share is entitled to one vote on each matter to be voted on at the Annual Meeting. Shareholders are not entitled to cumulative voting rights.

Revocation of Proxies

Any shareholder giving a proxy may revoke it at any time prior to its use at the Annual Meeting by:

•	Giving written notice of such revocation to the Corporate Secretary;

•	Filing a duly executed proxy bearing a later date with the Corporate Secretary; or

•	Appearing at the Annual Meeting and filing written notice of revocation with the Corporate Secretary prior to use of the proxy.

Quorum Requirements

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting (17,973,781 shares) will constitute a quorum for the transaction of business at the Annual Meeting. In general, shares of common stock represented by a properly signed and returned proxy card or properly voted by telephone or the internet will be counted as shares present and entitled to vote at the Annual Meeting for purposes of determining a quorum, without regard to whether the card reflects abstentions (or is left blank) or reflects a “broker non-vote” on a matter. A “broker non-vote” is a proxy submitted by a broker on behalf of its beneficial owner customer that is not voted on a particular matter because voting instructions have not been received, and the broker has no discretionary authority to vote.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, each of the matters to be voted upon by shareholders requires the affirmative vote of the holders of a majority of the shares present and entitled to vote in person or by proxy at the meeting for approval.

Shares represented by a proxy that includes any broker non-votes on a matter will be treated as shares not entitled to vote on that matter, and thus will not be counted in determining whether that matter has been approved. Shares represented by a proxy voted as “withholding authority” to vote for any nominee for director will be treated as shares present and entitled to vote that were voted against the nominee. Signed proxies that lack any specification will be voted in favor of the election as directors of each of the three nominees for director listed in this Proxy Statement and in favor of each of the other proposals listed in this Proxy Statement.

Proxy Solicitation Costs

The cost of soliciting proxies, including the preparation, assembly and mailing of proxies and soliciting material, as well as the cost of forwarding such material to the beneficial owners of our common stock, will be borne by the company. Our directors, officers and regular employees may, without compensation other than their regular compensation, solicit proxies by telephone or personal conversation. We may reimburse brokerage firms and others for expenses in forwarding proxy materials to the beneficial owners of our common stock.

Electronic Delivery of Shareholder Communications

Select Comfort is pleased to offer its shareholders the opportunity to receive shareholder communications electronically. By signing up for electronic delivery of documents such as the Annual Report and the Proxy Statement, you can receive shareholder communications as soon as they are available without waiting for them to arrive in the mail, and submit your shareholder votes online. You can also reduce the number of paper documents in your personal files, eliminate duplicate mailings, conserve natural resources, and help reduce our printing and mailing costs. To sign up for electronic delivery, visit www.icsdelivery.com and enter information for all of your Select Comfort shareholdings. Your enrollment will be effective until canceled. If you have questions about electronic delivery, please call Select Comfort’s Investor Relations Department at (763) 551-7498.

STOCK OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following table shows the beneficial ownership of Select Comfort common stock as of March 16, 2006 (unless another date is indicated) by (a) each director and each executive officer named in the Summary Compensation Table under the heading “Executive Compensation and Other Benefits,” (b) all directors and executive officers as a group and (c) each person known by us to be the beneficial owner of more than 5% of Select Comfort common stock.

	Shares of Common Stock Beneficially Owned (1)
Name	Amount	Percent of Class
Thomas J. Albani	168,595	*
Christine M. Day	16,000	*
Stephen L. Gulis, Jr.	750	*
Patrick A. Hopf (2)	205,343	*
Mark A. Kimball (3)	314,017	*
Christopher P. Kirchen	306,931	*
David T. Kollat	116,095	*
Brenda J. Lauderback	26,000	*
William R. McLaughlin (4)	1,252,097	3.5%
Michael A. Peel	36,000	*
James C. Raabe (5)	250,456	*
Kathryn V. Roedel (6)	26,750	*
Ervin R. Shames (7)	288,500	*
Keith C. Spurgeon (8)	85,900	*
Jean-Michel Valette	151,143	*
All directors and executive officers as a group (19 persons) (8)	3,593,029	10.0%
Baron Capital Group, Inc. (9)	3,014,900	8.4%
Goldman Sachs Asset Management, L.P. (10)	3,324,897	9.2%
Lord, Abbett & Co. LLC (11)	3,108,123	8.6%
RS Investment Management Co. LLC (12)	1,952,630	5.4%
________________________
* Less than 1% of the outstanding shares.

(1)
The shares shown include the following shares that directors and executive officers have the right to acquire within 60 days through the exercise of stock options or warrants: Thomas J. Albani, 61,000 shares; Christine M. Day, 8,500 shares; Patrick A. Hopf, 26,000 shares; Mark A. Kimball, 261,721 shares; Christopher P. Kirchen, 61,000 shares; David T. Kollat, 61,000 shares; Brenda J. Lauderback, 23,500 shares; William R. McLaughlin, 1,056,755 shares; Michael A. Peel, 36,000 shares; James C. Raabe, 194,321 shares; Kathryn V. Roedel, 18,750 shares; Ervin R. Shames, 151,000 shares; Keith C. Spurgeon, 80,334 shares; and Jean-Michel Valette, 31,000 shares.

(2)	Includes 576 shares held by Mr. Hopf’s wife and children.

(3)	Includes 8,500 shares held under restricted or performance stock grants that have not vested.

(4)	Does not include 255,055 shares held by BWSJ Corporation, for which Mr. McLaughlin serves as a director and is a shareholder. Mr. McLaughlin disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein. Includes 62,500 shares held under restricted or performance stock grants that have not vested.

(5)	Includes 14,000 shares held under restricted or performance stock grants that have not vested.

(6)	Includes 8,000 shares held under restricted or performance stock grants that have not vested.

(7)	Includes 37,500 shares held by Mr. Shames’ Family Trust.

(8)	Includes 4,500 shares held under restricted or performance stock grants that have not vested.

(9)
Includes an aggregate of 2,359,964 shares that directors and executive officers as a group have the right to acquire within 60 days through the exercise of stock options or warrants. Includes an aggregate of 129,750 shares held under restricted or performance stock grants that have not vested.

(10)
Baron Capital Group, Inc. (“BCG”), BAMCO, Inc. (“BAMCO”), Baron Capital Management, Inc. (“BCM”), Baron Growth Fund (“BGF”) and Ronald Baron reported in a Schedule 13G filed with the Securities and Exchange Commission on February 13, 2006 that as of December 31, 2005, BCG, BAMCO, BCM, BGF and Ronald Baron beneficially owned an aggregate of 3,014,900 shares. The filing indicated that, of these shares, BCG beneficially owned 3,014,900 shares and had shared power to vote 2,574,900 shares and shared power to dispose of 3,014,900 shares; BAMCO beneficially owned 2,749,000 shares and had shared power to vote 2,331,500 shares and shared power to dispose of 2,749,000 shares; BCM beneficially owned 265,900 shares and had shared power to vote 243,400 shares and shared power to dispose of 265,900 shares; BGF beneficially owned 1,800,000 shares and had shared power to vote 1,800,000 shares and shared power to dispose of 1,800,000 shares; and Ronald Baron beneficially owned 3,014,900 shares and had shared power to vote 2,574,900 shares and shared power to dispose of 3,014,900 shares. BCG and Ronald Baron disclaim beneficial ownership of shares held by their controlled entities (or the investment advisory clients thereof) to the extent shares are held by persons other than BCG and Ronald Baron. BAMCO and BCM disclaim beneficial ownership of shares held by their investment advisory clients to the extent such shares are held by persons other than BAMCO, BCM and their affiliates. The address of BCG, BAMCO, BCM, BGF and Ronald Baron is 767 Fifth Avenue, New York, NY 10153.

(11)
Goldman Sachs Asset Management, L.P. reported in a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2006 that as of December 31, 2005, it beneficially owned 3,324,897 shares and had sole power to vote 2,835,417 shares and sole power to dispose of 3,324,897 shares. The address of Goldman Sachs Asset Management, L.P. is 32 Old Slip, New York, NY 10005.

(12)
Lord, Abbett & Co. LLC reported in a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2006 that as of December 31, 2005, it beneficially owned and had sole power to vote and sole power to dispose of 3,108,123 shares. The address of Lord, Abbett & Co. LLC is 90 Hudson Street, Jersey City, NJ 07302.

(13)
RS Investment Management Co. LLC (“RSIMC”), RS Investment Management, L.P. (“RSIM”), and George R. Hecht reported in a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2006 that as of December 31, 2005, each of them beneficially owned and had shared power to vote and shared power to dispose of 1,952,630 shares. The address of RSIMC, RSIM and George R. Hecht is 388 Market Street, San Francisco, CA 94111.

ELECTION OF DIRECTORS

(Proposal 1)

Nomination

Article XIV of our Articles of Incorporation provides that the number of directors must be at least one but not more than 12 and must be divided into three classes as nearly equal in number as possible. The exact number of directors is determined from time to time by the Board of Directors. The Board currently consists of 11 members, however, Patrick A. Hopf, a director since 1991, has determined to retire from the Board of Directors and not stand for re-election at this year’s Annual Meeting. As a result, the Board has determined that, following the Annual Meeting, the Board of Directors will consist of 10 members. The term of each class is three years and the term of one class expires each year in rotation.

The Board has nominated the following individuals to serve as directors of our company for terms of three years, expiring at the 2009 Annual Meeting of Shareholders, or until their successors are elected and qualified:

•  Christine M. Day
•  Stephen L. Gulis, Jr.
•  Ervin R. Shames

Each of the nominees is currently a member of our Board of Directors.

Vote Required

Assuming a quorum is represented at the Annual Meeting, either in person or by proxy, the election of each nominee requires the affirmative vote of a majority of the shares of common stock represented in person or by proxy at the Annual Meeting.

Board Recommendation

The Board recommends a vote FOR the election of Ms. Day, Mr. Gulis and Mr. Shames. In the absence of other instructions, the proxies will be voted FOR the election of each of these nominees.

If prior to the Annual Meeting the Board should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for such nominee will be voted for such substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for such fewer number of nominees as results from the inability of any such nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information about Nominees and Other Directors

The following table sets forth certain information, as of March 16, 2006, that has been furnished to us by each director and each person who has been nominated by the Board to serve as a director of our company.

Name of Nominee	Age	Principal Occupation	Director Since

Nominees for three-year terms expiring in 2009:

Christine M. Day (2)	44	President, Asia Pacific Group, Starbucks Coffee International.	2004

Stephen L. Gulis, Jr. (1)(4)	48	Executive Vice President, Chief Financial Officer and Treasurer, Wolverine World Wide, Inc.	2005

Ervin R. Shames (2)(3)	65	Former Chief Executive Officer of Borden, Inc.; Currently a Lecturer at the University of Virginia’s Darden Graduate School of Business and a director of Online Resources Corporation and Choice Hotels International, Inc.	1996

Director not standing for election this year whose term expires in 2006:

Patrick A. Hopf (3)(4)	57	President of Symmetry Partners; Former President of St. Paul Venture Capital, Inc.	1991

Directors not standing for election this year whose terms expire in 2007:

Thomas J. Albani (2)	63	Former President and Chief Executive Officer of Electrolux Corporation.	1994

David T. Kollat (1)	67	President of 22 Inc.; Former Executive Vice President of Marketing for The Limited and former President of Victoria’s Secret Catalogue; Currently a director of Big Lots, Inc., The Limited, Inc. and Wolverine World Wide, Inc.	1994

William R. McLaughlin	49	Chairman and Chief Executive Officer of Select Comfort Corporation.	2000

Directors not standing for election this year whose terms expire in 2008:

Christopher P. Kirchen (1)(4)	63	Managing General Partner and co-founder of BEV Capital, a venture capital partnership.	1991

Brenda J. Lauderback (3)	55	Former President of the Retail and Wholesale Group for Nine West Group, Inc.; Currently a director of Big Lots, Inc., Irwin Financial Corporation, Louisiana-Pacific Corporation and Wolverine World Wide, Inc.	2004

Michael A. Peel (2)	56	Senior Vice President, Human Resources and Corporate Services of General Mills, Inc.	2003

Jean-Michel Valette (1)(4)	45	Chairman (non-executive) of Robert Mondavi Winery; Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc.; Also a director of The Boston Beer Company.	1994

__________________

(1) Member of the Audit Committee
(2) Member of the Management Development and Compensation Committee
(3) Member of the Corporate Governance and Nominating Committee
(4) Member of the Finance Committee

Additional Information about Nominees and Other Directors

Christine M. Day was appointed to our Board of Directors in November 2004. Since July 2004, Ms. Day has been the President of Asia Pacific Group, Starbucks Coffee International. Prior to that, she served as Senior Vice President, Starbucks Coffee International. From 1987 to 2003, Ms. Day served in various capacities for Starbucks, including Senior Vice President, North American Finance and Administration; Senior Vice President, North American Strategic Business Systems; and Vice President of Sales and Operations for Starbucks foodservice and licensed concepts division. Ms. Day also serves as a director of Starbucks Coffee Japan Ltd.

Stephen L. Gulis, Jr., was appointed to our Board of directors in July 2005. Since April 1996, Mr. Gulis has been the Executive Vice President, CFO and Treasurer of Wolverine World Wide, Inc. (WWW). From 1988 to 1996, Mr. Gulis served in various capacities with WWW, including CFO, Vice President of Finance, and Vice President Finance and Administration of the Hush Puppies Company. Prior to joining WWW, he served six years on the audit staff of Deloitte & Touche. Mr. Gulis also serves as a director for Independent Bank Corporation.

Ervin R. Shames has served as a member of our Board of Directors since April 1996. From April 1996 to April 1999, Mr. Shames served as Chairman of our Board of Directors. In May 2004, Mr. Shames also assumed the role of Lead Director under our Corporate Governance Principles. Since January 1995, Mr. Shames has served as an independent management consultant to consumer goods and services companies, advising on management and marketing strategy. Since 1996, he has been a Lecturer at the University of Virginia's Darden Graduate School of Business. From December 1993 to January 1995, he served as the Chief Executive Officer of Borden, Inc. and was President and Chief Operating Officer of Borden, Inc. from July 1993 until December 1993. From June 1990 to June 1992, he was the Chief Executive Officer of Stride Rite Corporation and from June 1992 to July 1993 he was Stride Rite's Chairman and Chief Executive Officer. From 1967 to 1989, Mr. Shames was employed by General Foods/Altria Companies in varying capacities including the presidencies of General Foods International, General Foods USA and Kraft USA. Mr. Shames serves as a director of Online Resources Corporation, Choice Hotels International, Inc. and several privately held companies.

Patrick A. Hopf has served as a member of our Board of Directors since December 1991 and has determined to retire from our Board of Directors following the 2006 Annual Meeting of Shareholders. Mr. Hopf served as Chairman of the Board of Directors from August 1993 to April 1996 and again from April 1999 to May 2004. Since April 2002, Mr. Hopf has been the President of Symmetry Partners, an investment management firm. From August 1988 to February 2002, he was President of St. Paul Venture Capital, Inc., a venture capital firm, and from February 2002 to December 2002, he was Executive Vice President of St. Paul Venture Capital, Inc. From August 1988 to January 1999, Mr. Hopf served as Vice President of St. Paul Fire and Marine Insurance Company. Mr. Hopf also serves as a director of several privately held companies.

Thomas J. Albani has served as a member of our Board of Directors since February 1994. Mr. Albani served as President and Chief Executive Officer of Electrolux Corporation, a manufacturer of premium floor care machines, from June 1991 to May 1998. From September 1984 to April 1989, he was employed by Allegheny International Inc., a home appliance manufacturing company, in a number of positions, most recently as Executive Vice President and Chief Operating Officer.

David T. Kollat has served as a member of our Board of Directors since February 1994. Dr. Kollat has served as President and Chairman of 22 Inc., a research and consulting company for retailers and consumer goods manufacturers, since 1987. From 1976 until 1987, he served in various capacities for The Limited, a women's apparel retailer, including Executive Vice President of Marketing and President of Victoria's Secret Catalogue. Dr. Kollat also serves as a director of Big Lots, Inc., The Limited, Inc. and Wolverine World Wide, Inc.

William R. McLaughlin joined our company in March 2000 as President and Chief Executive Officer and as a member of our Board of Directors. In May 2004, Mr. McLaughlin was also named Chairman of our Board of Directors. From December 1988 to March 2000, Mr. McLaughlin served as an executive of PepsiCo Foods International, Inc., a snack food company and subsidiary of PepsiCo, Inc., in various capacities, including from September 1996 to March 2000 as President of Frito-Lay Europe, Middle East and Africa, and from June 1993 to June 1996 as President of Grupo Gamesa, S.A. de C.V., a cookie and flour company based in Mexico.

Christopher P. Kirchen has served as a member of our Board of Directors since December 1991. Mr. Kirchen is currently Managing General Partner of BEV Capital, a venture capital firm that he co-founded in March 1997. From 1986 to December 2002, he was a General Partner of Consumer Venture Partners, a venture capital firm and a former investor in our company. Mr. Kirchen also serves as a director of several privately held companies.

Brenda J. Lauderback was appointed to our Board of Directors in February 2004. Ms. Lauderback served as President of the Retail and Wholesale Group for the Nine West Group, Inc., a designer and marketer of women's footwear and accessories, from May 1995 until January 1998. Ms. Lauderback also serves as a director of Big Lots, Inc., Irwin Financial Corporation, Wolverine World Wide, Inc. and Denny’s Corporation.

Michael A. Peel has served as a member of our Board of Directors since February 2003. Mr. Peel has served as Senior Vice President, Human Resources and Corporate Services of General Mills, Inc., a manufacturer and marketer of packaged consumer foods, since 1991. From 1977 to 1991, Mr. Peel served in various capacities for PepsiCo, Inc., including as Senior Vice President, Human Resources for PepsiCo Worldwide Foods from 1987 to 1991.

Jean-Michel Valette has served as a member of our Board of Directors since October 1994. Mr. Valette is an independent adviser to branded consumer companies. In April 2005 Mr. Valette was named the Chairman (non-executive) of Robert Mondavi Winery and from October 2004 to April 2005 he served as President and Managing Director of Robert Mondavi Winery. Since January 2004 he has served as Chairman of the Board of Directors of Peet’s Coffee and Tea, Inc. From August 1998 to May 2000, Mr. Valette served as President and Chief Executive Officer of Franciscan Estates, Inc., a Napa Valley winery. He was a Managing Director of Hambrecht & Quist LLC, an investment banking firm, from October 1994 to August 1998 and served as a Senior Analyst at Hambrecht & Quist LLC from November 1992 to October 1994. Mr. Valette also serves as a director of The Boston Beer Company.

Corporate Governance

Information about the Board of Directors and its Committees

The Board of Directors has determined that each of the following directors is an “independent director” as defined by applicable rules of the National Association of Securities Dealers (“NASD”):

Thomas J. Albani
Christine M. Day
Stephen L. Gulis, Jr.
Patrick A. Hopf
Christopher P. Kirchen
David T. Kollat
Brenda J. Lauderback
Michael A. Peel
Ervin R. Shames
Jean-Michel Valette

The Board maintains four standing committees, including an Audit Committee, a Management Development and Compensation Committee, a Corporate Governance and Nominating Committee and a Finance Committee. The charter for each of these committees is included in the investor relations section of the company’s Web site at http://www.selectcomfort.com. The Audit Committee Charter is also included in this Proxy Statement as Appendix C. The members of each of these committees are identified in the table below.
Director	Audit Committee	Management Development and Compensation Committee	Corporate Governance and Nominating Committee	Finance Committee

Thomas J. Albani		X
Christine M. Day		X
Stephen L. Gulis, Jr.	X			Chair
Patrick A. Hopf			X	X
Christopher P. Kirchen	X			X
David T. Kollat	X
Brenda J. Lauderback			X
Michael A. Peel		Chair
Ervin R. Shames		X	Chair
Jean-Michel Valette	Chair			X

The Board has determined that each member of the four Board committees meets the independence requirements applicable to those committees prescribed by the NASD, the Securities and Exchange Commission (“SEC”) and the Internal Revenue Service. The Board of Directors has further determined that three members of the Audit Committee, Jean-Michel Valette, Stephen L. Gulis, Jr. and David T. Kollat, meet the definition of “audit committee financial expert” as set forth in Item 401(h) of Regulation S-K promulgated by the SEC.

The Board of Directors met in person four times during 2005. The Audit Committee met in person or by telephone conference 10 times during 2005. The Management Development and Compensation Committee met in person or by telephone conference six times during 2005. The Corporate Governance and Nominating Committee met in person or by telephone conference four times during 2005. The Finance Committee was chartered in November of 2005 and did not meet in 2005. All of the directors attended 75% or more of the meetings of the Board and all committees on which they served during fiscal 2005.

Audit Committee. The Audit Committee is comprised entirely of independent directors, currently including Jean-Michel Valette (Chair), Stephen L. Gulis, Jr., Christopher P. Kirchen and David T. Kollat. The Audit Committee provides assistance to the Board in satisfying its fiduciary responsibilities relating to accounting, auditing, operating and reporting practices of our company. The Audit Committee is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical and regulatory compliance. The responsibilities and functions of the Audit Committee are further described in the Audit Committee Report on page 34 of this Proxy Statement and in the Audit Committee Charter included in this Proxy Statement as Appendix C.

Management Development and Compensation Committee. The Management Development and Compensation Committee is comprised entirely of independent directors, currently including Michael A. Peel (Chair), Thomas J. Albani, Christine M. Day and Ervin R. Shames. The principal function of the Management Development and Compensation Committee is to discharge the responsibilities of the Board relating to compensation of the company’s executive officers. The responsibilities and functions of the Management Development and Compensation Committee are further described in the Compensation Committee Report on Executive Compensation beginning on page 28 of this Proxy Statement.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee is comprised entirely of independent directors, currently including Ervin R. Shames (Chair), Patrick A. Hopf and Brenda J. Lauderback. The primary functions of the Corporate Governance and Nominating Committee are to:

•  Develop and recommend to the Board corporate governance principles to govern the Board, its committees, and our executive officers and employees in the conduct of the business and affairs of our company;

•  Identify and recommend to the Board individuals qualified to become members of the Board and its committees; and

•  Develop and oversee the annual Board and Board committee evaluation process.

Finance Committee. The Finance Committee is comprised entirely of independent directors, currently including Stephen L. Gulis, Jr. (Chair), Patrick A. Hopf, Christopher P. Kirchen and Jean-Michel Valette. The primary functions of the Finance Committee are to:

•  Review and consult with senior management regarding financial matters, including the company’s financial condition, plans and strategies, investor relations strategies, cash management strategies, risk management strategies and legal and tax structure;

•  Review and consult with senior management regarding, and make recommendations to the Board regarding, the issuance or retirement of debt or equity dividend policies and dividend declarations, stock splits and similar changes in capitalization and acquisitions, divestitures and joint ventures and the related financial strategies or arrangements; and

•  Review and consult with senior management regarding, and approve on behalf of the Board, the company’s cash investment policies, unbudgeted capital commitments and operating leases up to $5 million and stock repurchase authority (subject to limitations established by the Board from time to time).

Director Nominations Process

The Corporate Governance and Nominating Committee administers the process for nominating candidates to serve on our Board of Directors. The Committee recommends candidates for consideration by the Board as a whole, which is responsible for appointing candidates to fill any vacancy that may be created between meetings of the shareholders and for nominating candidates to be considered for election by shareholders at our annual meeting.

The Board has established selection criteria to be applied by the Corporate Governance and Nominating Committee and by the full Board in evaluating candidates for election to the Board. These criteria include:

•  Independence;

•  Integrity;

•  Experience and sound judgment in areas relevant to our business;

•  A proven record of accomplishment;

•  Willingness to speak one’s mind;

•  The ability to commit sufficient time to Board responsibilities;

•  The ability to challenge and stimulate management; and

•  Belief in and passion for our mission and vision.

The Committee also periodically reviews with the Board the appropriate skills and characteristics required of Board members in the context of the current membership of the Board. This assessment includes considerations such as diversity, age and functional skills in relation to the perceived needs of the Board from time to time.

Since December 2002, the size of the Board has increased from seven members to the current 11 members. These newly created vacancies on the Board have been filled by Michael A. Peel, appointed in February 2003; Brenda J. Lauderback, appointed in February 2004; Christine M. Day, appointed in November 2004 and Stephen L. Gulis, Jr., appointed in July 2005. Each of these candidates was identified to provide additional functional expertise in one or more key areas to supplement the existing expertise of the Board. Each of these candidates was interviewed extensively by existing Board members and evaluated based on the criteria identified above.

The Corporate Governance and Nominating Committee may use a variety of methods for identifying potential nominees for election to the Board, including consideration of candidates recommended by directors, officers or shareholders of the company. The Committee also has the authority under its charter to engage professional search firms or other advisors to assist the Committee in identifying candidates for election to the Board, or to otherwise assist the Committee in fulfilling its responsibilities. In February 2005 the Committee engaged the firm of Spencer Stuart to assist the Committee in identifying and evaluating potential future nominees for appointment or election to the Board.

Shareholder nominations of candidates for membership on the Board submitted in accordance with the terms of our Bylaws will be reviewed and evaluated by the Corporate Governance and Nominating Committee in the same manner as for any other nominations. Any shareholder who wishes the Committee to consider a candidate should submit a written request and related information to our Corporate Secretary. Under our Bylaws, if a shareholder intends to nominate a person for election to the Board of Directors at a shareholder meeting, the shareholder is required to give written notice of the proposed nomination to the Corporate Secretary at least 120 days prior to the first anniversary of the date that the company first released or mailed its proxy statement to shareholders in connection with the preceding year’s regular or annual meeting. The shareholder’s notice must include, for each nominee whom the shareholder proposes to nominate for election as a director: (i) the name, age, business address and residence address of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the class and number of shares of capital stock of the company that are beneficially owned by the nominee, and (iv) any other information concerning the nominee that would be required under the rules of the Securities and Exchange Commission in a proxy statement soliciting proxies for the election of such nominee. The shareholder’s notice must also include: (i) the name and address of the nominating shareholder, as they appear on the company’s books, and (ii) the class and number of shares of the company that are owned beneficially and of record by the shareholder. The shareholder’s notice must also be accompanied by the proposed nominee’s signed consent to serve as a director of the company.

Shareholder Communications with the Board

Shareholders may communicate with the Board of Directors, its Committees or any individual member of the Board of Directors by sending a written communication to our Corporate Secretary at 6105 Trenton Lane North, Plymouth, MN 55442. The Corporate Secretary will promptly forward any communication so received to the Board, any Committee of the Board or any individual Board member specifically addressed in the communication. In addition, if any shareholder or other person has a concern regarding any accounting, internal control or auditing matter, the matter may be brought to the attention of the Audit Committee, confidentially and anonymously, by calling 1-800-835-5870, inserting the I.D. Code of AUDIT (28348) and following the prompts from the recorded message. The company reserves the right to revise this policy in the event that the process is abused, becomes unworkable or otherwise does not efficiently serve the purposes of the policy.

Policy Regarding Director Attendance at Annual Meeting

Our policy is to require attendance of all of our directors at our annual meeting of shareholders, except for absences due to causes beyond the reasonable control of the director. All of the 10 directors then serving on our Board of Directors were in attendance at our 2005 annual meeting of shareholders.

Corporate Governance Principles

Our Board of Directors has adopted Corporate Governance Principles that were originally developed and recommended by the Corporate Governance and Nominating Committee. These Corporate Governance Principles are available in the investor relations section of the company’s Web site at http://www.selectcomfort.com. Among these Corporate Governance Principles are the following:

Independence. A substantial majority of the members of the Board should be independent, non-employee directors. It is the responsibility of the Board to establish the standards for independence. At a minimum, however, the Board will conform with the independence requirements applicable to Nasdaq National Market issuers. Currently, 10 of our 11 directors are independent. All Committees of the Board shall be composed entirely of independent directors.

Chairman and CEO Positions. At the present time, the Board believes that it is in the best interests of our company and its stakeholders for the positions of Chairman and CEO to be combined and held by William R. McLaughlin. Mr. McLaughlin was first appointed as our President and CEO and as a member of our Board of Directors in March of 2000. In May of 2004, Mr. McLaughlin was also elected to serve as Chairman of the Board of Directors. The Board retains the right to review this determination and to either continue to maintain these positions as combined positions or to separate the positions, as the Board determines to be in the best interests of the company at the time. During any period in which the positions of Chairman and CEO are combined, the Board will appoint a Lead Director from among the independent members of the Board, who will have the responsibilities described below.

Lead Director - Role and Responsibilities. In addition to the regular duties and responsibilities applicable to all Board members, the Lead Director is responsible to:

•  Provide guidance to the Chair regarding the Board meeting schedule, seeking to ensure that independent directors can perform their duties responsibly and efficiently while not interfering with the flow of company operations;

•  Provide guidance to the Chair regarding the agendas for Board and Committee meetings;

•  In consultation with the Corporate Governance and Nominating Committee, advise the Chair regarding the composition of the various Board Committees, as well as the selection of Committee chairs;

•  Advise the Chair as to the quality, quantity and timeliness of the flow of information from company management that is necessary for the independent directors to effectively and responsibly perform their duties; although company management is responsible for the preparation of materials for the Board, the Lead Director ay specifically request the inclusion of certain material;

•  Coordinate, develop the agenda for and moderate the executive sessions of the Board’s independent directors; and

•  Act as principal liaison between the independent directors and the Chair on sensitive issues.

Classified Board Structure. Our Articles of Incorporation provide for a classified Board serving staggered terms of three years each. The Board will periodically review its classified Board structure in the context of other provisions and measures applicable to unsolicited takeover proposals with the objective of positioning the Board and the company to maximize the long-term value of our company for all shareholders.

Term Limits. To ensure an appropriate balance between new perspectives and experienced directors, it will be customary for non-employee directors to serve no more than 15 years. In exceptional cases, a director who has served 15 years may possess skills or experiences that are highly difficult to replace. In such cases, the term limits may be waived by a two-thirds vote of the Board. This waiver is required each time the director stands for re-election and, at such time, the Board will make a determination as to whether the director should be categorized as an independent director. No non-employee director shall stand for re-election after he or she reaches the age of 72.

Change in Responsibilities. The Board does not believe that Directors who retire or who have a change in their principal employment or affiliation after joining the Board should necessarily leave the Board. There should, however, be an opportunity for the Board, through the Corporate Governance and Nominating Committee, to review the qualifications of the director for continued Board membership. Any Director who undergoes a material change in principal employment or affiliation is required to promptly notify the Chair of the Corporate Governance and Nominating Committee of the change.

Other Board or Audit Committee Service. The Board recognizes that service on other boards can in some circumstances limit the time that Directors may have to devote to fulfilling their responsibilities to the company. It is the Board’s guideline that no Director serve on more than a total of six (6) public company boards, and that no member of the company’s Audit Committee shall serve on more than a total of three (3) public company audit committees. If any Director exceeds or proposes to exceed these guidelines, the Director is required to promptly notify the Chair of the Corporate Governance and Nominating Committee and the Committee will review the facts and circumstances and determine whether such service would interfere with the Director’s ability to devote sufficient time to fulfilling the Director’s responsibilities to the company.

CEO Service on Other Boards. The CEO shall not serve on more than two (2) public company boards other than the Board of Directors of the company.

Board and Committee Evaluations. The Board believes that the company’s governance and the Board’s effectiveness can be continually improved through evaluation of both the Board as a whole and its committees. The Corporate Governance and Nominating Committee is responsible for annually evaluating effectiveness in these areas and reviewing the results and recommendations for improvement with the full Board.

Board Executive Sessions. Executive sessions or meetings of independent directors without management present will be held at least twice each year. At least one session will be to review the performance criteria applicable to the CEO and other senior managers, the performance of the CEO against such criteria, and the compensation of the CEO and other senior managers. Additional executive sessions or meetings of outside directors may be held from time to time as required. The Board’s practice has been to meet in executive session for a portion of each regularly scheduled meeting of the Board. Any member of the Board may request at any time an executive session without the presence of management.

Paid Consulting Arrangements. The Board believes that the company should not enter into paid consulting arrangements with independent directors.

Board Compensation. Board compensation should encourage alignment with shareholders’ interests and should be at a level equitable to comparable companies. The Management Development and Compensation Committee is responsible for periodic assessments to assure these standards are being met.

Share Ownership Guidelines for Executive Officers and Directors. The Board has established the stock ownership guidelines described below for executive officers and directors. For purposes of these guidelines, stock ownership includes the fair market value of (1) all shares of common stock owned (without regard to restrictions on transfer) and (2) vested stock options after taxes at an estimated effective tax rate of 40%. The fair market value of stock options shall mean the then-current market price less the exercise price.

Executive Officer Ownership Guidelines. Within five years of joining the company, the Chief Executive Officer is expected to achieve and maintain stock ownership equal to six (6) times the CEO’s base salary and each of the other executive officers is expected to achieve and maintain stock ownership equal to three (3) times the executive officer’s base salary.

Board Ownership Guidelines. Within five years of joining the company’s Board of Directors, each director is expected to achieve and maintain stock ownership equal to five (5) times the director’s annual cash retainer.

Restrictions on Sale Pending Achievement of Ownership Objectives. Any director or executive officer that has not achieved the foregoing ownership objective will not be permitted to sell, during any period of 12 consecutive months, more than 25% of the number of shares owned (including vested stock options) at the beginning of such 12-month period. Exceptions to these restrictions on sale of shares may be granted by the Board in its sole discretion for good cause shown by any director or executive officer.

Conflicts of Interest. Directors are expected to avoid any action, position or interest that conflicts with an interest of the company, or that gives the appearance of a conflict. If any member of the Board becomes aware of any such conflicting or potentially conflicting interest involving any member of the Board, the director should immediately bring such information to the attention of the Chairman of the Board, the Chief Executive Officer and the General Counsel of the company.

Performance Goals and Evaluation. The Management Development and Compensation Committee is responsible for establishing the procedures for setting annual and long-term performance goals for the Chief Executive Officer and for the evaluation by the full Board of his or her performance against such goals. The Committee meets at least annually with the Chief Executive Officer to receive his or her recommendations concerning such goals. Both the annual goals and the annual performance evaluation of the Chief Executive Officer are reviewed and discussed by the outside directors at a meeting or executive session of that group. The Committee is also responsible for setting annual and long-term performance goals and compensation for the direct reports to the CEO. These decisions are approved by the outside directors at a meeting or executive session of that group.

Compensation Philosophy. The Board supports and, through the Management Development and Compensation Committee, oversees employee compensation programs that are closely linked to business performance and emphasize equity ownership.

Senior Management Depth and Development. The CEO reports to the Board, at least annually, on senior management depth and development, including a discussion of assessments, leadership development plans and other relevant factors.

Provisions Applicable to Unsolicited Takeover Attempts or Proposals. The Board will periodically review (not less often than every three years) the company’s Articles of Incorporation and Bylaws and various provisions that are designed to maximize shareholder value in the event of an unsolicited takeover attempt or proposal. Such review includes consideration of matters such as the company’s state of incorporation, whether the company should opt in or out of applicable control share acquisition or business combination statutes, and provisions such as the company’s classified Board structure. The objective of this review is to maintain a proper balance of provisions that will not deter bona fide proposals from coming before the Board, and that will position the Board and the company to maximize the long-term value of our company for all shareholders.

Shareholder Approval of Equity-Based Compensation Plans. Shareholder approval will be sought for all equity-based compensation plans.

Code of Conduct

We have developed and circulated to all of our employees a Code of Business Conduct addressing legal and ethical issues that may be encountered by our employees in the conduct of our business. Among other things, the Code of Business Conduct requires that our employees comply with applicable laws, engage in ethical and safe conduct in our work environment, avoid conflicts of interests, conduct our business with integrity and high ethical standards, and safeguard our company’s assets. A copy of the Code of Conduct is included in the investor relations section of our Web site at http://www.selectcomfort.com.

Employees are required to report any conduct that they believe in good faith violates our Code of Business Conduct. The Code of Business Conduct also sets forth procedures under which employees or others may report through our management team and, ultimately, directly to our Audit Committee (confidentially and anonymously, if so desired) any questions or concerns regarding accounting, internal accounting controls or auditing matters.

All of our employees are required to certify annually their commitment to abide by our Code of Business Conduct. We also provide training in key areas covered by the Code of Business Conduct to help our employees to comply with their obligations.

Director Compensation

Annual Retainer. All of our non-employee directors receive an annual cash retainer of $25,000, each committee chair receives additional compensation of $5,000 per year and each member of the Audit Committee receives additional compensation of $5,000 per year. The Lead Director receives an additional retainer of $15,000 per year.

Under the Select Comfort Corporation Non-Employee Director Equity Plan adopted by the Board of Directors in November 2005, non-employee directors may elect to receive all or a portion of their annual cash retainer in the form of shares of the company’s common stock and to defer receipt of such shares. To the extent directors elect to participate in this plan, the shares to be issued are valued at fair market value as of the date the cash retainer otherwise would have been paid and the directors receive no discount. This plan was adopted subject to shareholder approval and no shares will be issued under the plan unless and until shareholder approval has been obtained. This plan will be submitted for approval by shareholders at the 2006 Annual Meeting of shareholders. Additional information regarding this plan is included on pages 39 through 42 of this Proxy Statement.

Stock Options. Each non-employee director is eligible to receive, as of the date that the director first begins to serve on the Board, an initial grant of options to purchase 8,500 shares of our common stock. These initial options become exercisable one year after the date of grant, so long as the director remains a director of our company. In addition, each of our non-employee directors is eligible for an annual grant, coincident with the annual meeting of shareholders, of options to purchase 8,500 shares of our common stock. These annual options become exercisable one year after the date of grant, so long as the director remains a director of our company. All options granted to directors have an exercise price equal to the fair market value of our common stock on the date of grant and remain exercisable for a period of up to 10 years, subject to continuous service on our Board of Directors.

Reimbursement of Expenses. All of our directors are reimbursed for travel expenses for attending meetings of our Board or any Board committee.

No Director Compensation for Employee Directors. Any director who is also an employee of our company does not receive additional compensation for service as a director.

EXECUTIVE COMPENSATION AND OTHER BENEFITS

Summary of Cash and Certain Other Compensation

The following table provides summary information concerning cash and non-cash compensation paid to or earned by the Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer serving as executive officers at the end of 2005 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation		Long-Term Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Restricted Stock Awards ($)(1)	Securities Underlying Options(#)	All Other Compensation ($)(2)

William R. McLaughlin President and Chief Executive Officer	2005 2004 2003	$ 623,077 611,538 500,000	$ 621,519 (3) 182,135 718,738	$ 253,000 621,500 --	75,000 75,000 50,000	$ 16,809 13,200 6,000

Keith C. Spurgeon Senior Vice President, Sales	2005 2004 2003	275,385 276,952 255,529	201,444 (3) 60,229 269,504	50,600 -- --	18,000 20,000 30,000	8,990 8,760 8,475

James C. Raabe Senior Vice President and Chief Financial Officer	2005 2004 2003	243,077 224,567 185,529	177,811 (3) 49,025 195,714	101,200 124,300 --	25,000 20,000 25,000	8,400 8,200 6,925

Kathryn V. Roedel (4) Senior Vice President, Global Supply Chain	2005 2004 2003	187,601 -- --	182,875 (3) -- --	101,550 -- --	75,000 -- --	99,997 (5) -- --

Mark A. Kimball Senior Vice President, Legal, General Counsel and Secretary	2005 2004 2003	233,462 222,231 205,308	170,777 (3) 48,326 216,558	101,200 -- --	20,000 20,000 22,500	7,392 8,200 6,000

(1)
Includes both restricted stock awards and performance stock awards. Performance stock awards are subject to upward or downward adjustment of the number of underlying shares based on company performance in the year of grant.

(2)
Except as noted, the amounts disclosed for each individual represent our contributions to the accounts of the named individuals in our 401(k) defined contribution plan and/or fees paid for tax or financial services.

(3)	Represents bonuses earned in 2005, the payment of which occurred in February 2006.
(4)	Ms. Roedel joined Select Comfort on April 4, 2005.
(5)	Includes a starting bonus of $50,000 and reimbursement of relocation expenses of $48,988.

Option Grants and Exercises

The following table summarizes option grants during the fiscal year ended December 31, 2005 to the Named Executive Officers.

Option Grants in Last Fiscal Year

	Individual Grants (1)
	Number of Securities Underlying Options	Percent of Total Options Granted to Employees in Fiscal	Exercise or Base Price	Expiration	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name	Granted (#) (3)	Year	($/Sh)	Date	5%	10%

William R. McLaughlin	75,000	11.9%	$20.24	2/23/15	$954,750	$2,419,500

Keith C. Spurgeon	18,000	2.9%	20.24	2/23/15	229,140	580,680

James C. Raabe	25,000	4.0%	20.24	2/23/15	318,250	806,500

Kathryn V. Roedel	75,000	11.9%	20.31	4/3/15	957,750	2,427,750

Mark A. Kimball	20,000	3.2%	20.24	2/23/15	254,600	645,200

(1)	All of the options granted to the Named Executive Officers were granted under our 2004 Stock Incentive Plan.

(2)
In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future common stock prices. The gains shown are net of the option price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend upon the future performance of the common stock, the executive’s continued employment with our company or our subsidiaries and the date on which the options are exercised. The amounts represented in this table might not necessarily be achieved.

(3)
These options become exercisable in as nearly equal as possible annual installments on each of the first four anniversaries of the date of grant, so long as the executive remains employed by our company or one of our subsidiaries at that date. To the extent not already exercisable, these options become immediately exercisable in full upon certain changes in control of our company and remain exercisable for the remainder of their term.

The following table summarizes option exercises during the fiscal year ended December 31, 2005 and the number of securities underlying unexercised options and the value of unexercised in-the-money options at December 31, 2005:

Aggregated Option Exercises In
Last Fiscal Year and Fiscal Year-End Option Values

	Shares Acquired on	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005 (2)
Name	Exercise (#)	($)(1)	Exercisable	Unexercisable	Exercisable	Unexercisable

William R. McLaughlin	95,500	$1,882,871	1,026,339	141,666	$23,025,749	$962,738

Keith C. Spurgeon	--	--	91,667	41,333	1,956,901	344,179

James C. Raabe	20,000	401,412	188,834	46,666	4,024,055	363,443

Kathryn V. Roedel	--	--	--	75,000	--	528,000

Mark A. Kimball	8,000	169,870	283,221	40,833	5,365,913	312,649

(1)	Value based on the difference between the fair market value of one share of common stock on the date of exercise and the exercise price of the option.

(2)
  Value based on the difference between the closing market price of the common stock at December 30, 2005 ($27.35) and the exercise price of the options ranging from $1.00 to $24.86 per share. Options are in-the-money if the market price of the shares exceeds the option exercise price.

Equity Compensation Plan Information

The following table summarizes information about our equity compensation plans as of December 31, 2005.
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)

Equity compensation plans approved by security holders (1)	4,101,787	$7.68	2,133,000

Equity compensation plans not approved by security holders	None	Not applicable	None

Total	4,101,787	$7.68	2,133,000

(1)	Includes the Select Comfort Corporation 1990 Omnibus Stock Option Plan, the Select Comfort Corporation 1997 Stock Incentive Plan and the Select Comfort Corporation 2004 Stock Incentive Plan.

Severance and Change in Control Arrangements

William R. McLaughlin. We have entered into a letter agreement with William R. McLaughlin pursuant to which he serves as our Chairman and Chief Executive Officer. Mr. McLaughlin receives a base salary and is entitled to participate in our incentive compensation plans. Upon involuntary termination of Mr. McLaughlin's employment by the Board or constructive dismissal, Mr. McLaughlin is entitled to one year's salary as severance compensation. Upon an involuntary termination or constructive dismissal of Mr. McLaughlin's employment following a change in control of our company, Mr. McLaughlin would be entitled to two years' salary as severance compensation and his stock options would become fully vested.

Keith C. Spurgeon. We have entered into a letter agreement with Keith C. Spurgeon pursuant to which he serves as Senior Vice President of Sales. Mr. Spurgeon’s receives a base salary and is entitled to participate in our incentive compensation plans. Upon the involuntary termination of Mr. Spurgeon’s employment following a change in control, a termination without cause or a constructive dismissal, Mr. Spurgeon is entitled to one year's salary as severance compensation. In addition, if such termination occurs more than half-way through a fiscal year, Mr. Spurgeon would be entitled to receive a pro rata portion of any bonus payment that is ultimately earned for such fiscal year, payable at the time such bonus payments are paid to other eligible employees. Any such severance compensation would be subject to the delivery to the company of a standard release of claims.

Kathryn V. Roedel. We have entered into a letter agreement with Kathryn V. Roedel pursuant to which she serves as Senior Vice President, Global Supply Chain. Ms. Roedel receives a base salary and is entitled to participate in our incentive compensation plans. Upon the involuntary termination of Ms. Roedel’s employment following a change in control or a termination without cause, Ms. Roedel is entitled to one year's salary as severance compensation, and the unvested portion of her initial stock option grant would become immediately vested. In addition, if such termination occurs more than half-way through a fiscal year, Ms. Roedel would be entitled to receive a pro rata portion of any bonus payment that is ultimately earned for such fiscal year, payable at the time such bonus payments are paid to other eligible employees. Any such severance compensation would be subject to the delivery to the company of a standard release of claims.

Mark A. Kimball. We have entered into a letter agreement with Mark A. Kimball pursuant to which he serves as Senior Vice President, General Counsel and Secretary. Mr. Kimball receives a base salary and is entitled to participate in our incentive compensation plans. Upon termination of Mr. Kimball's employment without cause, Mr. Kimball is entitled to one year's salary as severance compensation.

Under our company’s 1990 Omnibus Stock Option Plan (the “1990 Plan”), 1997 Stock Incentive Plan (the “1997 Plan”) and 2004 Stock Incentive Plan (the “2004 Plan”), if a “change in control” of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter, all outstanding options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such options have been granted remains in the employ or service of our company or any subsidiary.

In addition, under the 1997 Plan and the 2004 Plan, if a “change in control” of our company occurs, then, unless the Compensation Committee decides otherwise either at the time of grant of an incentive award or at any time thereafter:

•  All outstanding stock appreciation rights will become immediately exercisable in full and will remain exercisable for the remainder of their terms, regardless of whether the participant to whom such stock appreciation rights have been granted remains in the employ or service of our company or any subsidiary;

•  All outstanding restricted stock awards will become immediately fully vested and non-forfeitable; and

•  All outstanding performance units, stock bonuses and performance stock awards will vest and/or continue to vest in the manner determined by the Compensation
Committee and set forth in the agreement evidencing such performance units or stock bonuses.

There are presently no outstanding stock appreciation rights, performance units or stock bonuses.

In addition, the Compensation Committee may pay cash for all or a portion of the outstanding options. The amount of cash the participants would receive will equal (a) the fair market value of such shares immediately prior to the change in control minus (b) the exercise price per share and any required tax withholding. The acceleration of the exercisability of options under the 1990 and 1997 Plans may be limited, however, if the acceleration would be subject to an excise tax imposed upon “excess parachute payments.”

Under the 1990 Plan, the 1997 Plan and the 2004 Plan, a “change in control” will include any of the following:

•  The sale, lease, exchange or other transfer of all or substantially all of the assets of our company to a corporation not controlled by our company;

•  The approval by our shareholders of a plan or proposal for the liquidation or dissolution of our company;

•  Any change in control that is required by the Securities and Exchange Commission to be reported;

•  Any person who was not a shareholder of our company on the effective date of the Plan becomes the beneficial owner of 50% or more of the voting power of our company’s outstanding common stock; or

•  The “continuity” directors (directors as of the effective date of the Plan and their future nominees) ceasing to constitute a majority of the Board of Directors.

Notwithstanding anything in the foregoing to the contrary, solely for purposes of options granted under the 1990 Plan or the 1997 Plan prior to July 27, 1999, no change in control will be deemed to have occurred by virtue of any transaction which was approved by the affirmative vote of at least a majority of the “continuity” directors, as defined above. For options granted on or after July 27, 1999, each of the transactions constituting a change in control as defined above will constitute a change in control for purposes of the plans regardless of whether the transaction was approved by the continuity directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Responsibilities of the Compensation Committee

The Management Development and Compensation Committee of the Board of Directors (the "Committee") is comprised entirely of independent, non-employee directors. The primary purpose of the Committee is to discharge the responsibilities of our Board relating to executive compensation and development of current and future leadership resources. The responsibilities of the Committee include:

•  Establishment of compensation strategies, processes, and programs for the Chief Executive Officer and other executive officers that motivate and reward superior company performance.

•  Leadership of the process for the Board of Directors to annually evaluate the performance of the Chief Executive Officer.

•  Review and approval of all compensation elements for the Chief Executive Officer and other executive officers including base salaries, annual incentive awards, stock grants, benefits, and perquisites.

•  Administration of the annual incentive plan, long-term incentive plan, employee stock purchase plan, and major employee benefit programs.

•  Review of management development progress, organizational strategy, succession capability for key leadership positions, and overall talent depth to assure that talent formation processes are consistent with the company’s aggressive growth goals.

Compensation Philosophy

The decisions of the Committee and our compensation programs are based on the following principles:

Compensation should vary with performance: As a performance-driven growth company, we favor variable compensation tied to company results over fixed compensation. We target base salary compensation at the market 50th percentile, with the opportunity to earn total compensation above the market median when company performance is competitively superior.

Compensation opportunities should be competitive: As a growth company, we need to attract, retain and motivate executives and key employees with the capability to enable us to achieve significantly greater scale. We therefore benchmark our compensation against companies with revenue levels of the same size and larger.

Stock ownership should be emphasized: We believe that employee stock ownership is a valuable tool to align the interests of employees with those of shareholders. The company has established specific stock ownership objectives for company officers as well as for members of the Board of Directors. The company provides an incentive for broader stock ownership by employees at all levels through its Employee Stock Purchase Plan.

Both company and individual achievement should be rewarded: In determining short-term and long-term incentive awards, primary emphasis is placed on company performance. However, significant differentiation can occur in both merit increase awards and in long-term equity awards based on individual performance and potential.

In discharging its responsibilities, the Committee considers factors such as our company's performance, both in isolation and in comparison to other companies; the individual performance of our executive officers; historical compensation levels; the overall competitive environment for executive talent; and the level of compensation necessary to attract and retain the talent necessary to achieve our objectives. In analyzing these factors, the Committee periodically reviews competitive compensation data gathered in comparative surveys or collected by independent consultants.

Executive Compensation Program Elements

Our executive compensation program is primarily comprised of base salary, annual cash incentive compensation, and long-term equity-based incentive compensation.

Base Salary. The Committee's determinations regarding the base salary of our executive officers, including the compensation of our Chief Executive Officer, are based on a number of factors, including: the level of skill and responsibility required to fulfill each executive's responsibilities; each executive's experience and qualifications; each executive's performance and the impact of such performance on our results; and competitive compensation data. Base salaries are reviewed annually, and the Committee seeks to set executive officer base salaries at approximately the market 50th percentile.

Annual Incentive Compensation. We provide annual cash incentive compensation for executive officers and other employees under our Executive and Key Employee Incentive Plan. This plan is designed to provide a direct financial incentive to our executive officers and other employees for achievement of specific performance goals of our company. Consistent with the requirements of this plan, at the beginning of each fiscal year, the Committee determines:

•  The employees by grade level that are eligible to participate in the plan for the year;

•  The quarterly and/or annual performance goal or goals for the year (from among sales growth and volume, net operating profit, cash flow, earnings per share, return on capital employed, and/or return on assets);

•  For each eligible employee, (A) the target bonus level as a percentage of base compensation, (B) the portion of the target bonus level that is based on achievement of objective company performance goals, and (C) the portion of the target bonus level, if any, that is based on achievement of objective individual performance goals; and

•  The range of actual bonus payment levels, expressed as percentages of the target bonus levels, to be paid based on various levels of achievement of the performance goal or goals for the year.

For each of the fiscal years 2002 through 2004, the Committee established company-wide net operating profit as the exclusive performance goal for determining annual incentive compensation for executive officers and no portion of the target bonus level has been based on individual performance targets. For 2005 and 2006, the Committee has maintained company-wide net operating profit as the primary performance goal and has added company-wide unit sales growth as a secondary performance goal.

The target bonus level for the CEO has been set at 75% of base salary for each year since 2002. The target bonus level for Senior Vice Presidents has been set at 55% of base salary for each year since 2003. Actual bonus payments will vary depending on the level of achievement versus the performance goals. Operating results that meet our planned operating profit performance target will result in bonus payments at the above target levels. Above or below planned operating results will result in above or below target bonus payments based on a sliding scale and bonus payments may be reduced to zero. If the secondary performance goal (a unit sales growth objective) is achieved, the bonus payment determined above is enhanced by 10%. For 2005, the company achieved both competitively superior net operating profit growth, as well as its unit sales growth target, resulting in payments at 133% of the target bonus levels described above.

Long-Term Incentive Compensation. We make long-term incentive compensation available to our executive officers, as well as to many other of our employees, in the form of stock options, restricted stock awards and performance stock awards. Through the grant of these equity incentives, we seek to align the long-term interests of our executives and other employees with the long-term interests of our shareholders by creating a strong and direct linkage between compensation and shareholder return. We further seek to enable executives and other key employees to achieve significant ownership in our company, thereby improving our ability to retain executives and other key employees. Executive officers and other employees are eligible for equity-based grants upon joining the company and thereafter on an annual basis. The total size of our annual equity-based incentive awards is reviewed against benchmark data. Individual awards are based on levels of responsibility and potential impact on our results, individual performance and benchmark data.

In the past, stock option grants have been the primary form of equity-based incentives granted to our executives and other key employees. In 2003, we began to grant restricted stock awards to certain executives and other key employees for retention and recognition purposes and to further align the interests of these employees with those of our shareholders. In 2005, we began to grant performance stock awards to executive officers, vice presidents and director-level employees, with the mix of annual awards for these employees targeted at 75% in the form of stock options and 25% in the form of performance stock awards. Key employees below the director level will receive equity compensation grants exclusively in the form of restricted stock.

All stock option grants have an exercise price equal to 100% of the fair market value of the common stock on the date of grant. In the past, stock option grants have typically become exercisable over a period of three years from the date of grant. Beginning in 2005, new stock option grants become exercisable over a period of four years in equal annual increments. Stock options typically remain exercisable for a period of 10 years from the date of grant, so long as the individual continues to be employed by us.

Restricted stock awards represent full share grants that become fully vested and owned by the employee free of restrictions only at the end of four years from the date of grant.

The performance stock awards are essentially similar to restricted stock awards, with the number of shares that may ultimately vest to the employee determined on the basis of the company’s performance against net operating profit targets in the year of grant. The number of shares may be increased or decreased on a sliding scale by up to 50% for above or below-plan performance. In addition, in the discretion of the Committee, a performance stock award may be reduced to zero shares in the event of below-plan performance. As with restricted stock awards, the performance stock awards become fully vested in the employee only at the end of four years from the date of grant.

Further information regarding equity-based incentive awards is included in the tables on pages 23 and 24 of this Proxy Statement.

Other Compensation. Our executive officers generally receive the same menu of benefits as are available to our other full-time employees, other than the limited exceptions described below.

Our director-level and above employees may defer a portion of their compensation under a non-qualified deferred compensation plan that offers a range of investment options similar to those available under our 401(k) plan. The company does not contribute any additional compensation to this plan.

Members of our senior management team, including the CEO and eight senior vice presidents, are eligible for reimbursement of expenses for tax and financial planning services up to $7,500 per year for the CEO and up to $4,000 per year for senior vice presidents. Amounts reimbursed under this benefit represent taxable wages that are not“grossed up” for tax purposes.

Members of our senior management team are required to undergo a comprehensive physical examination each year. The company offers several options to complete this requirement, which generally range in cost from $1,600 to $6,000. These costs, after insurance coverage, would be paid by the company and would constitute taxable wages to the executive that are not“grossed up” for tax purposes.

Change in Control and Severance Arrangements. We believe that the change in control and severance arrangements applicable to our senior management team, described on pages 25 through 27 of this Proxy Statement, are within industry benchmarks and do not expose the company to material or significant costs.

The Committee believes that the company’s executive compensation arrangements are well aligned with the interests of our shareholders, consistent with our objective of building long-term shareholder value, and are reasonable in amount.

Chief Executive Officer Compensation and Performance

The compensation for William R. McLaughlin, our President and Chief Executive Officer, consists of an annual base salary, annual cash incentive compensation and long-term equity-based incentive compensation. The Committee determines the level for each of these compensation elements using methods consistent with those used for the company’s other senior executives, including the assessment of Mr. McLaughlin’s performance and review of competitive benchmark data. The Committee evaluates Mr. McLaughlin’s performance by soliciting input from all members of the Board as well as other members of the senior management team. The Board also assesses Mr. McLaughlin’s performance against objectives in a variety of areas, including growth, profitability, product innovation, advancement of strategic initiatives, organizational development and investor relations.

Based on the Board’s evaluation of Mr. McLaughlin’s performance in 2005 and in prior years, the Board sought and received a commitment from Mr. McLaughlin to remain in his position as Chairman and CEO for at least five more years. In exchange for this commitment, the Board approved a one-time grant of options to purchase 375,000 shares of common stock, representing five times Mr. McLaughlin’s normal annual grant. All of these options cliff-vest at the end of five years (rather than vesting pro rata over four years as is standard for the company’s stock option grants). This agreement with Mr. McLaughlin also contemplates no additional stock option grants to Mr. McLaughlin during the five-year vesting period of these options.

In addition to the foregoing, the Committee approved an increase in Mr. McLaughlin’s base salary to $660,000, maintained his target bonus level at 75% of base salary and granted to Mr. McLaughlin 25,000 shares of restricted common stock under a performance stock award. The Committee believes that these compensation elements are commensurate with Mr. McLaughlin’s performance for the most recent fiscal year as well as prior years and that Mr. McLaughlin’s compensation is well-aligned with competitive benchmarks.

Section 162(m)

Section 162(m) of the Internal Revenue Code requires that we meet specific criteria, including stockholder approval of certain stock and incentive plans, in order to deduct, for federal income tax purposes, compensation over $1 million per individual paid to our Chief Executive Officer and each of our four other most highly compensated executives. Our equity-based incentive plans and our annual cash bonus plan are designed to permit the grant and payment of equity or cash incentive awards that are fully deductible as performance-based compensation under the Internal Revenue Code. In reviewing and adopting other executive compensation programs, the Committee plans to continue to consider the impact of Section 162(m) limitations in light of the materiality of the deductibility of potential benefits and the impact of such limitations on other compensation objectives. Because the Committee seeks to maintain flexibility in accomplishing our company's compensation goals, however, it has not adopted a policy that all compensation must be fully deductible.

Compensation Committee

Michael A. Peel, Chair
Thomas J. Albani
Christine M. Day
Ervin R. Shames

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight with respect to our company’s accounting and financial reporting functions, internal and external audit functions, and systems of internal controls regarding financial matters and legal, ethical and regulatory compliance. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is available at the investor relations section of the company’s Web site at http://www.selectcomfort.com.

The Audit Committee is composed of four directors, each of whom is independent as defined by the National Association of Securities Dealers’ listing standards. During 2005, the Audit Committee consisted of Jean-Michel Valette (Chair), Christopher P. Kirchen, David T. Kollat and Stephen L. Gulis, Jr., following his election to the Board of Directors in July 2005.

Management is responsible for our company’s financial reporting processes and internal control over financial reporting. KPMG LLP, our independent registered public accounting firm, is responsible for auditing (i) our company’s consolidated financial statements, (ii) management’s assessment of the effectiveness of the company’s internal control over financial reporting and (iii) the effectiveness of the company’s internal control over financial reporting. These audits are to be conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States). The Audit Committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the Audit Committee met in person or by telephone conference 10 times during 2005. These meetings involved representatives of management, internal audit and the independent accountants. Management represented to the Audit Committee that our company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America. The Audit Committee has reviewed and discussed the consolidated financial statements, together with the results of management’s assessment of the company’s internal control over financial reporting, with management and the independent accountants. The Audit Committee discussed with the independent accountants the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The independent accountants provided the Audit Committee with written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with the independent accountants that firm’s independence.

Based upon the Audit Committee’s discussions with management, internal audit and the independent accountants, and the Audit Committee’s review of the representations of management and the independent accountants, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission.

This Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The Audit Committee of the Board of Directors

Jean-Michel Valette, Chair
Stephen L. Gulis, Jr.
Christopher P. Kirchen
David T. Kollat

COMPARATIVE STOCK PERFORMANCE

The graph below compares, for the period from December 30, 2000 through December 31, 2005, the total cumulative shareholder return on our common stock to the total cumulative return on The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Midcap 400 Specialty Stores Index. The graph assumes a $100 investment in our common stock, The Nasdaq Stock Market (U.S.) Index and the Standard & Poor's Midcap 400 Specialty Stores Index on December 30, 2000 and the reinvestment of all dividends.

	Dec. 30, 2000	Dec. 29, 2001	Dec. 28, 2002	Jan. 3, 2004	Jan. 1. 2005	Dec. 31. 2005

Select Comfort Corporation	100	141	630	1,719	1,248	1,903
Nasdaq Stock Market (U.S.)	100	79	56	86	86	93
S&P Midcap 400 Specialty Stores	100	160	155	234	319	333

APPROVAL OF THE MATERIAL TERMS OF THE
PERFORMANCE GOALS UNDER THE SELECT COMFORT CORPORATION
EXECUTIVE AND KEY EMPLOYEE INCENTIVE PLAN

(Proposal 2)

Proposal

At the Annual Meeting, shareholders will be requested to consider and act upon a proposal to approve the material terms of the performance goals under the Select Comfort Corporation Executive and Key Employee Incentive Plan (the "Incentive Plan"). The Incentive Plan was originally adopted by the Board of Directors in 2001, and at our Annual Meeting in 2001, shareholders approved the material terms of the objective performance goals under the Incentive Plan (the “Performance Goals”). Regulations under the Internal Revenue Code require shareholder approval of the material terms of the objective performance goals at least every five years.

The purposes of the Incentive Plan are to:

•  Enable the Company to attract and retain high caliber executives and key employees;

•  Provide incentive compensation for such executives and key employees that is linked to the growth and profitability of the Company and increases in shareholder value;
and

•  Further the identity of interests of such executives and key employees with the interests of our shareholders.

Although no shareholder approval is required for the Company to enact and maintain the Incentive Plan, shareholder approval of the Performance Goals is required to obtain tax deductibility by the Company of awards payable under the Incentive Plan.

The principal features of the Incentive Plan are summarized below, which summary is qualified in its entirety by reference to the actual text of the Incentive Plan, a copy of which may be obtained from Select Comfort.

Description of the Plan

Below is a summary of certain important features of the Incentive Plan and a description of the Performance Goals under the Incentive Plan that shareholders are being asked to approve.

Administration. The Compensation Committee will administer the Incentive Plan. Under the terms of the Incentive Plan, at the beginning of each fiscal year, the Compensation Committee determines:

•  The employees of the Company by grade level that will be eligible to participate in the Incentive Plan for the fiscal year;

•  The quarterly and/or annual specific measures and goals for the fiscal year from among the objective Company-wide Performance Goals described below; and

•  For each level of employee: (i) the target incentive compensation award as a percentage of base compensation, (ii) the portion of the target award to be based on the objective Company-wide Performance Goals, and (iii) the portion of the target award, if any, to be based on objective individual performance goals.

Notwithstanding the foregoing, for the senior executive officers of the Company, at least 75% of any award under the Incentive Plan must be based on objective Company-wide Performance Goals and not more than 25% of any award may be based on objective individual performance goals.

The Compensation Committee has full authority to make all decisions necessary to administer the Incentive Plan, to interpret and enforce the terms and conditions of the Incentive Plan and to determine the amounts payable to participants under the Incentive Plan. The Compensation Committee has full authority to reduce or eliminate the amount payable to any participant with respect to any award under the Incentive Plan as may be necessary or appropriate in the discretion of the Compensation Committee. All decisions of the Compensation Committee with respect to any aspect of the Incentive Plan will be final, conclusive and binding for all purposes.

Performance Goals. At the beginning of each fiscal year, the Compensation Committee will determine the quarterly and/or annual specific measures and goals that incentive compensation will be based upon from among the following possible Performance Goals (all of which are determined on a consolidated Company-wide basis):

•	Sales growth or volume;

•	Net operating profit before tax;

•	Cash flow;

•	Earnings per share;

•	Return on capital employed; and

•	Return on assets.

The foregoing Performance Goals are submitted for approval by the shareholders at the Annual Meeting.

Limitation on Awards. The maximum award payable to any participant under the Incentive Plan shall not exceed either 200% of the participant’s base salary or $1,000,000.

Payment of Awards. Unless otherwise specified by the Compensation Committee, awards under the Incentive Plan are payable in cash. No participant shall have a right to an award under the Incentive Plan until the Compensation Committee shall have taken final action granting the award. Awards shall be paid as soon as practical following the period for which the award is payable, and in any event within 45 days after the end of the quarter for quarterly awards and within 90 days after the end of the year for annual awards.

The Compensation Committee has selected net operating profit before tax and cash flow as the Performance Goals for the 2001 fiscal year. Approximately 100 employees in various management positions within the Company are potentially eligible to participate in the Incentive Plan. The actual awards to be paid under the Incentive Plan to executive officers or key employees cannot be determined at this time since the awards are dependent on the level of achievement against the Performance Goals.

Reason for Shareholder Approval

The Incentive Plan has been designed to address certain limits on the ability of a public corporation to claim tax deductions for compensation paid to certain highly compensated executive officers. Section162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the chief executive officer or to any of the four other most highly compensated officers of a public corporation. See "Compensation Committee Report on Executive Compensation - Section 162(m)." However, "Qualified Incentive Plan compensation" is exempt from this limitation. Qualified Incentive Plan compensation is compensation paid solely on the basis of achievement of objective Performance Goals, the material terms of which are approved by the shareholders of the public corporation. The shareholders of the Company are thus being asked to approve the material terms of the objective Performance Goals under the Incentive Plan, as described above.

Vote Required

Approval of the Performance Goals under the Incentive Plan requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and the affirmative vote of at least a majority of the minimum number of votes necessary for a quorum.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR approval of the Performance Goals under the Incentive Plan. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the Performance Goals under the Incentive Plan.

APPROVAL OF THE SELECT COMFORT CORPORATION
NON-EMPLOYEE DIRECTOR EQUITY PLAN

(Proposal 3)

Proposal

In November of 2005, the Board of Directors of the company adopted, subject to shareholder approval, the Non-Employee Director Equity Plan (the “Plan”). Under the Plan, non-employee directors may elect (a) to receive shares of common stock in lieu of all or a portion of the cash compensation otherwise payable to the non-employee director and (b) to defer receipt of the shares for tax purposes to a future date or event, subject to earlier issuance upon a separation from service, upon the death of the participant or upon a change in control. The number of shares of common stock to be issued or deferred, as the case may be, is determined on the basis of the fair market value of the shares on the date that the cash compensation would have otherwise been paid and there is no discount from fair market value.

The purposes of the Plan are to:

•  Enable the company to attract and retain qualified individuals to serve as Non-Employee Directors of the company;

•  Provide Non-Employee Directors with the opportunity to increase their equity interest in the company through the receipt of all or a portion of the Non-Employee
Director’s fees in the form of stock;

•  Increase the personal interest of the Non-Employee Directors in the company’s continued success; and

•  Provide Non-Employee Directors the opportunity to defer the receipt of compensation that would otherwise be paid to those directors.

Although we do not believe that shareholder approval of the Plan is required by law or by the requirements of any exchange on which the company’s shares are traded, one of our Corporate Governance Principles states that shareholder approval will be sought for all equity-based compensation plans. As a result, we are submitting the Plan for approval by our shareholders. No shares will be issued under the Plan unless and until shareholder approval is obtained.

Description of the Plan

The following is a summary of material features of the Plan. The summary is qualified in its entirety by reference to the terms of the Plan, which is included as Appendix B to this Proxy Statement.

Administration of the Plan. The Plan shall be administered by the Management Development and Compensation Committee of the Board of Directors (the “Committee”). The Committee has full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

Eligible Participants. Each of the non-employee members of our Board of Directors, currently consisting of 10 individuals, is eligible to participate in the Plan. Three of our non-employee directors have elected to participate in the Plan in 2006.

Elections Available under the Plan. Each non-employee director may elect to receive all or any portion of the director’s fees (which would otherwise be payable in cash) in the form of common stock of the company. Participating directors may choose from a variety of options regarding receipt of the shares. Specifically, directors may elect:

•  To receive the shares at the same time that the director’s fees otherwise would have been paid in cash;

•  To defer receipt of the shares to a specified date, so long as the specified date is no earlier than the calendar year following the year in which the director’s fees otherwise would have been payable; or

•  To defer receipt of the shares until the date of the director’s separation from service with the company, or the earlier of a specified date or the date of such separation from service.

Directors may also elect to have any deferred amount paid in a single distribution on the specified deferral date, or may elect to have the deferred amount paid in a series of annual installments over a period of two to 10 years.

An election as described above will be effective for the next year after the year in which the election is delivered to the company. An election may be revoked only by a subsequent election applicable to the next year following the date of the subsequent election. A new non-employee director may make an initial irrevocable deferral election during the first 30 days of eligibility, applicable to director’s fees earned following the date of the election.

Determination of the Number of Shares to be Issued or Deferred. The number of shares to be issued or deferred pursuant to an election under the Plan as described above is determined by dividing the director’s fees that are subject to the election by the fair market value per share of common stock on the date that the director’s fees otherwise would have been paid in cash. The participating directors do not receive any discount from the fair market value per share.

Issuance and Delivery of Shares. If a participating director elects to receive all or a portion of the director’s fees in the form of common stock but does not elect to defer receipt of the shares, then the number of shares determined as set forth above will be issued and delivered to the participating director immediately following the date that the director’s fees otherwise would have been paid in cash. These shares would be freely transferable by the director, subject to restrictions under applicable federal and state securities laws.

If a director elects to defer receipt of the shares, then the company will credit to a bookkeeping reserve account established for the director a number of stock units representing the number of shares determined as set forth above. Amounts credited to such accounts for participating directors are fully vested and non-forfeitable, but do not represent ownership of the underlying shares and represent only the right to receive the shares at a future date or dates pursuant to the terms of the director’s election and the Plan.

Dividends. In the event a cash dividend is declared with respect to the common stock, the account of each participating director shall be credited with a number of stock units representing the fair market value of the dividends that otherwise would have been payable with respect to the stock units credited to participant’s account as of the record date for the dividend.

Issuance of Shares upon a Change in Control of the Company. In the event of a change in control of the company, as defined in the Plan, any amounts credited to accounts for participating directors will be immediately payable to the participants in the form of common stock. In the event that the change in control shall have resulted in the payment of cash, securities or other consideration for outstanding shares of common stock, then the participants shall be entitled to receive the amount of such cash, securities or other consideration as would have been payable in connection with such change in control in respect of the shares of common stock otherwise payable to the participants under the Plan.

Issuance of Shares upon Death of a Participant. In the event of the death of a participant, any amounts credited to an account for the deceased participant shall, as of the date of the participant’s death, be immediately payable to the participant’s beneficiary or beneficiaries in the form of shares of common stock. If there is no designated beneficiary, the remaining benefits shall be distributed to the deceased participant’s estate.

Fractional Shares. No fractional shares will be issued to any participant under the Plan. The amount of any fractional shares that otherwise would be payable under the Plan shall be paid in cash.

Unforeseeable Emergency. A participant may receive a distribution from his or her account if the Management Development and Compensation Committee of the Board determines that such distribution is on account of an “unforeseeable emergency” as defined in the Plan. An unforeseeable emergency would include a severe financial hardship of a participant resulting from an illness or accident of the participant, his or her spouse, or his or her dependent; the loss of the participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the participant. The amount that may be distributed with respect to a participant’s unforeseeable emergency may not exceed the amounts necessary to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such unforeseeable emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the participant’s assets and the cancellation of the participant’s deferral election for the balance of the year, consistent with the requirements of the Internal Revenue Code.

Amendment or Termination of the Plan. The company reserves the right (without shareholder approval, except to the extent such approval may be required by law) to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan, provided that no

\

amendment or termination may reduce or revoke any participant’s rights under the Plan accrued and existing as of the later of the date of adoption of the amendment or termination or the effective date of the amendment or termination. Upon termination of the Plan, the accounts of participants shall be administered and distributed in accordance with the provisions of the Plan. The company may, to the extent it complies with the requirements of Section 409A of the Internal Revenue Code, accelerate distribution of the participant’s accounts following termination of the Plan.

Benefits to be Received or Allocated under the Plan

Benefits to be received by or allocated to the participants under the Plan are not definitively determinable because director participation is optional and the number of shares to be issued depends on the future value of our common stock. Three of our non-employee directors have elected to participate in the Plan in 2006. Based on this level of participation and the current fair market value of our common stock, the Plan would result in the issuance on a deferred basis of approximately 2,300 shares in lieu of approximately $90,000 in cash compensation for 2006. The Board has limited the total number of shares available under the Plan to 100,000 and this number of shares is expected to be sufficient for the foreseeable future.

Interests of Certain Persons in Approval of the Plan

The non-employee directors of our company may be considered to have an interest in shareholder approval of the Plan because they may elect to participate in the Plan as described above.

Vote Required

Approval of the Select Comfort Corporation Non-Employee Director Equity Plan requires the affirmative vote of the holders of a majority of the shares of common stock present and entitled to vote in person or by proxy on this matter at the Annual Meeting, and the affirmative vote of at least a majority of the minimum number of votes necessary for a quorum.

Board Recommendation

The Board of Directors recommends that the shareholders vote FOR approval of the Select Comfort Corporation Non-Employee Director Equity Plan. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR approval of the Select Comfort Corporation Non-Employee Director Equity Plan.

APPROVAL OF SELECTION
OF INDEPENDENT AUDITORS

       (Proposal 4)

Appointment of Independent Auditors

The Board of Directors has appointed KPMG LLP, independent certified public accountants, as our auditors for the year ending December 30, 2006. KPMG LLP has served as our independent auditors since 1993.

Although it is not required to do so, the Board of Directors wishes to submit the selection of KPMG LLP to the shareholders for approval consistent with best practices in corporate governance. If shareholders do not approve the appointment of KPMG LLP, another firm of independent auditors will be considered by the Board of Directors.

Representatives of KPMG LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to questions from shareholders.

Audit and Other Fees

The aggregate fees billed for professional services by KPMG LLP in 2005 and 2004 were:

	2005	2004
Audit Fees (1)	$401,336	$441,850
Audit-related fees (2)	15,000	13,100
Audit and audit-related fees	$416,336	$454,950
Tax fees	--	--
All other fees	--	--
Total	$416,336	$454,950

(1)	These amounts include fees for attestation services required under Section 404 of the Sarbanes-Oxley Act of $194,000 and $243,000 in 2005 and 2004, respectively.
(2)	These fees relate to the audit of the company’s 401(k) plan.

Under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission regarding auditor independence, the engagement of the company’s independent accountant to provide audit or non-audit services for the company must either be approved by the Audit Committee before the engagement or entered into pursuant to pre-approval policies and procedures established by the Audit Committee. Our Audit Committee has not established any pre-approval policies or procedures and therefore all audit or non-audit services performed for the company by the independent accountant must be approved in advance of the engagement by the Audit Committee. Under limited circumstances, certain de minimus non-audit services may be approved by the Audit Committee retroactively. All services provided to the company by the independent accountants in 2005 were approved in advance of the engagement by the Audit Committee and no non-audit services were approved retroactively by the Audit Committee pursuant to the exception for certain de minimus services described above.

Board Recommendation

The Board recommends a vote FOR approval of the appointment of KPMG LLP as our auditors for the year ending December 30, 2006. Unless a contrary choice is specified, proxies solicited by the Board will be voted FOR the approval of the appointment of KPMG LLP.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and all persons who beneficially own more than 10% of the outstanding shares of our common stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock. Executive officers, directors and greater than 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms they file. To our knowledge, based upon a review of the copies of such reports furnished to us during the fiscal year ended December 31, 2005 and written representations by such persons, all such reports were filed on a timely basis.

Shareholder Proposals for 2007 Annual Meeting

Any shareholder proposal requested to be included in the proxy materials for the 2007 Annual Meeting of Shareholders must be received by our company on or before December 1, 2006.

Our Bylaws require advance written notice to our company of shareholder-proposed business or of a shareholder’s intention to make a nomination for director at an annual meeting of shareholders. They also limit the business, which may be conducted at any special meeting of shareholders to business brought by the Board.

Specifically, the Bylaws provide that business may be brought before an annual meeting by a shareholder only if the shareholder provides written notice to the Secretary of our company not less than 120 days prior to the first anniversary of the date that we first released or mailed our proxy statement to shareholders in connection with the preceding year’s annual meeting. Under these provisions, notice of a shareholder proposal to be presented at the 2006 Annual Meeting of Shareholders (but that is not requested to be included in the proxy materials) must be provided to the Secretary of our company on or before December 1, 2006. In the event, however, that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the anniversary of the preceding year’s annual meeting date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the 120th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

A shareholder’s notice must set forth:

•  A description of the proposed business and the reasons for it,

•  The name and address of the shareholder making the proposal,

•  The class and number of shares of common stock owned by the shareholder, and

•  A description of any material interest of the shareholder in the proposed business.

Our Bylaws also provide that a shareholder may nominate a director at an annual meeting only after providing advance written notice to the Secretary of our company within the time limits described above. The shareholder’s notice must set forth all information about each nominee that would be required under SEC rules in a proxy statement soliciting proxies for the election of such nominee, as well as the nominee’s business and residence address. The notice must also set forth the name and record address of the shareholder making the nomination and the class and number of shares of common stock owned by that shareholder.

Other Business

Management of our company does not intend to present other items of business and knows of no items of business that are likely to be brought before the Annual Meeting except those described in this Proxy Statement.

However, if any other matters should properly come before the Annual Meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy in accordance with the best judgment on such matters.

Copies of 2005 Annual Report

We will furnish to our shareholders without charge a copy of our Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2005 upon receipt from any such person of a written request for such an Annual Report. Such request should be sent to:

Select Comfort Corporation
6105 Trenton Lane North
Plymouth, Minnesota 55442
Attn: Shareholder Information

Householding Information

Some banks, brokers and other record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that you and other holders of our company’s common stock in your household may not receive separate copies of our Proxy Statement or Annual Report. We will promptly deliver an additional copy of either document to you if you call us at (763) 551-7498 or write us at the following address:

Select Comfort Corporation
6105 Trenton Lane North
Plymouth, Minnesota 55442
Attn: Shareholder Information

Your vote is important. Whether or not you plan to attend the Annual Meeting, please vote your shares of common stock promptly by mail, telephone, or internet as instructed on your proxy card.

By Order Of the Board of Directors

Senior Vice President,
General Counsel and Secretary

March 31, 2006
Plymouth, Minnesota

APPENDIX A
SELECT COMFORT CORPORATION

EXECUTIVE AND KEY EMPLOYEE INCENTIVE PLAN

(Effective February 13, 2001)

1.
Purposes. The purposes of this Executive and Key Employee Incentive Plan (the "Plan") are to: (a) enable Select Comfort Corporation and its affiliated entities, including majority owned subsidiaries (collectively, the "Company"), to attract and retain high caliber executives and key employees; (b) provide incentive compensation for such executives and key employees that is linked to the growth and profitability of the Company and increases in shareholder value; and (c) further the identity of interests of such executives and key employees with the interests of the Company’s shareholders.

2.     Determination of eligibility and Awards.

 (a)  Eligibility, Performance Goals and Target Awards. At the beginning of each fiscal year of the Company (each such fiscal year is referred to as a “Plan Period”) and before the end of the first quarter of each Plan Period, the Compensation Committee of the Board of Directors (the "Committee") will determine:

      (i)   The employees of the Company, by grade level or otherwise, that are eligible to participate in the Plan for the Plan Period.

                  (ii)      Quarterly and/or annual specific measures and goals from among consolidated sales growth and volume, net operating profit before tax, cash flow, earnings per share, return on capital employed, and/or return on assets, as the objective company performance goal or goals for the Plan Period.  A single company performance goal or multiple company performance goals may be selected.

(iii)
For each level of participant, (A) the target award, as a percentage of base compensation, that the participant will be eligible to receive, (B) the portion of the target award that will be based on achievement of the objective company performance goals, and (C) the portion of the target award, if any, that will be based on achievement of objective individual performance goals. Notwithstanding the foregoing, for the senior executive officers of the Company, at least 75% of any award hereunder must be based on achievement of the objective company performance goals and not more than 25% of any award may be based on achievement of objective individual performance goals.

(b)  Limitation on Awards. The maximum award payable to any participant under the Plan for any Plan Period will not exceed either 200% of the participant’s base salary or $1,000,000.

 (c)       Form of Awards. Unless otherwise expressly provided by the Committee at the time of granting an award, incentive compensation awards under this Plan will be granted in cash, less any applicable withholding taxes, separate from the participants’ base pay and will not be added to the participants’ base pay.

                 (d)  Grant of Awards. Any grant of an award under this Plan will be made only in the sole discretion of the Committee. No person will have a right to an award under this
                 Plan until the Committee has taken final action granting such award. Following the grant of awards, the participant will be informed by the Company of the award and that the award is subject to the applicable provisions of this Plan.

                 (e)       Payment of Awards. Payment of awards will be made as soon as practicable following the period for which the award is payable, and in any event within 45 days after the end of the quarter for quarterly awards and event within 90 days after the end of the year for annual awards.

3.      Further Requirements for Eligibility for Awards. In addition to any requirements for eligibility to participate in the Plan that may be established by the Committee pursuant to the terms of the Plan, the following eligibility requirements will apply to all participants:

      (a)  No award may be granted to a member of the Company's Board of Directors except for services performed as an employee of the Company.

      (b)  Except in the event of normal retirement, death, or disability, to be eligible for an award an employee must be employed by the Company as of the date awards are calculated and approved for payment by the Committee or by the senior management of the Company under this Plan.

4.     General Terms and Conditions.

      (a) Administration of the Plan. Except as otherwise specifically provided, the Committee will administer the Plan. The Board of Directors of the Company will appoint the
                  Committee members, and the members thereof will be ineligible for awards under this Plan.

(b)  Authority of the Committee. The Committee will have the full power and authority, in its sole discretion, to make all decisions necessary to administer the Plan, to interpret and enforce the terms and conditions of the Plan and to determine the amounts payable to participants under the Plan, including without limitation, the full power and authority to reduce or eliminate the amount payable to any participant with respect to any award hereunder as may be necessary or appropriate in the sole discretion of the Committee. All decisions of the Committee with respect to any aspect of the Plan, including without limitation the administration of the Plan, the interpretation or enforcement of any term or condition of the Plan or the determination of any amount payable to any participant under the Plan will be final, conclusive and binding for all purposes.

(c)  Amendments and Expiration Date. The Company, acting through the Board of Directors, reserves the right to amend or modify this Plan from time to time or to repeal the Plan entirely, or to direct the discontinuance of granting awards either temporarily or permanently; provided, however, that no amendment or modification of this Plan will operate to annul, without the consent of the beneficiary, an award already granted hereunder; provided, also, that no amendment or modification without approval of the shareholders will increase the maximum amount which may be awarded as hereinabove provided.

(d)   No Contract of Employment. Nothing contained in this Plan will be construed as a contract or guaranty with or to any eligible employee of continued employment with Select Comfort Corporation or any of its subsidiary corporations for any period of time, at any grade level or at any rate of compensation. All eligible employees are employees "at will," whose employment is subject to termination at any time with or without cause. Nothing in this Plan will interfere with or limit in any way the right of Select Comfort Corporation or any subsidiary to terminate the employment or service of any eligible employee at any time, nor confer upon any eligible employee any right to continue in the employ or service of Select Comfort Corporation or any subsidiary.

(e)  Withholding. Select Comfort Corporation is entitled to withhold and deduct from any payment made hereunder to any participant all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to any bonus payment made.

(f)  Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, notwithstanding the conflicts of laws principles of any jurisdiction.

APPENDIX B

SELECT COMFORT COPRORATION

NON-EMPLOYEE DIRECTOR EQUITY PLAN

1.    Establishment and Purposes of the Plan

1.1    Establishment of the Plan. Select Comfort Corporation (the “Company”) hereby establishes the Select Comfort Corporation Non-Employee Director Equity Plan (the “Plan”). The Plan shall be an unfunded nonqualified deferred compensation plan within the meaning of Section 409A the Internal Revenue Code of 1986, as amended (including regulations and rulings issued thereunder) (the “Code”). The Plan does not cover employees and is therefore not subject to the Employee Retirement Income Security Act of 1974, as amended.

1.2    Purposes of the Plan. The purposes of the Plan are to enable the Company to attract and retain qualified individuals to serve as Non-Employee Directors of the Company, to provide Non-Employee Directors with the opportunity to increase their equity interest in the Company through the receipt of all or a portion of the Non-Employee Director’s fees in the form of stock and to thereby increase the personal interest of the Non-Employee Directors in the Company’s continued success, and to provide Non-Employee Directors the opportunity to defer a the receipt of compensation that would otherwise be paid to those directors.

                1.3    Effective Date. The Plan shall be effective as of November 17, 2005, provided that no shares of Common Stock shall be issued under the Plan prior to approval by the shareholders of the Company of the issuance of such shares. If any benefits are required to be paid to any Participant under the Plan prior to the date the issuance of shares under the Plan has been approved by shareholders of the Company, such benefits shall be paid in the form of cash in an amount equal to the Fair Market Value of the shares of Common Stock otherwise payable hereunder.

2.     Definitions

2.1    Beneficiary. “Beneficiary” means the individual, trust or other entity designated by the Participant to receive any benefits to be distributed under the Plan after the Participant’s death. A Participant may designate more than one Beneficiary with specification of the percentage of any benefits to be paid to each designated Beneficiary. A Participant may designate or change a Beneficiary by filing a signed designation with the Company in a form approved by the Company. If a designation has not been properly completed and filed with the Company or is ineffective for any other reason, the Beneficiary shall be the Participant’s surviving spouse.

2.2     Board. “Board” means the Board of Directors of the Company.

2.3     Change in Control. A “Change in Control” of the Company shall mean any of the following, provided, however, that such event constitutes a “change in control event” under Section 409A of the Code: (a) the sale, lease, exchange or other transfer of all or substantially all of the assets of the Company (in one transaction or in a series of related transactions) to a corporation that is not controlled by the Company; (b) the approval by the shareholders of the Company of any plan or proposal for the liquidation or dissolution of the Company; or (c) a change in control of a nature that would be required to be reported (assuming such event has not been “previously reported”) in response to Item 5.01 of the Current Report on Form 8-K, as in effect on the effective date of the Plan, pursuant to Section 13 or 15(d) of the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred at such time as (x) any Person becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) directly or indirectly, of 50% or more of the combined voting power of the Company’s outstanding securities ordinarily having the right to vote at elections of directors or (y) individuals who constitute the Board of Directors on the effective date of the Plan cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the effective date of the Plan whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors comprising the Board of Directors on the effective date of the Plan (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination) shall be, for purposes of this clause (y), considered as though such person were a member of the Board of Directors on the effective date of the Plan.

2.4    Committee. “Committee” means the Management Development and Compensation Committee of the Board or such other committee as the Board shall designate to administer the Plan.

2.5    Common Stock. “Common Stock” means the common stock, par value $0.01 per share, of the Company.

2.6    Director’s Fees. “Director’s Fees” means any compensation payable by the Company in the form of cash to a Non-Employee Director for service as a Non-Employee Director on the Board or any committee of the Board as may be approved from time to time by the Board, excluding expense allowances, reimbursements and insurance premiums paid to or on behalf of such Non-Employee Directors.

2.7    Fair Market Value. “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote): (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion, and in accordance with the requirements of Section 409A of the Code, to be the fair market value of such Common Stock. If determined by the Committee, such determination will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any determination regarding the fair market value of the Common Stock that is made in good faith.

2.8     Non-Employee Director. “Non-Employee Director” means any individual who serves as a member of the Board and who is not an employee of the Company or any of its subsidiaries; provided, that the Committee may exclude any Non-Employee Director from participating in the Plan at any time or from time to time pursuant to an individual agreement or arrangement with such Non-Employee Director.

2.9      Participant. “Participant” means any Non-Employee Director who elects to participate in the Plan.

2.10    Plan. “Plan” means this Select Comfort Corporation Non-Employee Director Equity Plan.

2.11    Plan Year. “Plan Year” means the 12-month period beginning each January 1, commencing January 1, 2006.

2.12    Separation from Service. “Separation from Service” means the Participant’s separation from service as a director and independent contractor with the Company (and all entities with whom the Company would be considered a single employer under Sections 414(b) and 414(c) of the Code), voluntarily or involuntarily, for any reason, provided such Separation from Service constitutes a “separation from service” within the meaning of Section 409A of the Code.

2.13    Unforeseeable Emergency. An “Unforeseeable Emergency” is a severe financial hardship of a Participant resulting from an illness or accident of the Participant, his or her spouse, his or her dependent (as defined in Code section 152(a)); the loss of the Participant’s property due to casualty; or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant.

3.    Administration

3.1    Power and Authority. The Committee shall administer the Plan and shall have full power and authority to interpret the provisions of the Plan and to supervise the administration of the Plan. All determinations, interpretations and selections made by the Committee regarding the Plan shall be final and conclusive.

3.2    Delegation of Powers; Employment of Advisers. The Committee may delegate to any person or entity such duties and powers, both administrative and discretionary, as it deems appropriate, except for such duties that may not be delegated by law or regulation. In administering the Plan, the Committee may employ attorneys, consultants, accountants or other persons, and the Company and the Committee shall be entitled to rely upon the advice or opinions of any such persons. All ordinary and reasonable expenses of the Committee shall be paid by the Company.

\

4.     Election to Receive Director’s Fees in the Form of Common Stock

4.1    Election.  A Non-Employee Director may elect to receive all or any portion of any Director’s Fees in the form of Common Stock by giving notice of such election to the Company in a form approved by the Committee. Such an election shall be effective with respect to Director’s Fees payable commencing with the next Plan Year following the date of the election.

4.2    Revocation of Election. An election to receive payment of Director’s Fees in the form of Common Stock may be revoked only by a subsequent election to receive payment of Director’s Fees in cash or to defer such Director’s Fees pursuant to Section 5 below. Such an election shall be effective with respect to Director’s Fees payable commencing with the next Plan Year following the date of the election.

4.3.    Determination of Number of Shares. The number of shares of Common Stock to be paid to a Participant shall be determined by dividing the amount of Director’s Fees payable by the Fair Market Value of the Common Stock on the date such Director’s Fees would have been paid in cash but for the Participant’s election to receive payment of such Director’s Fees in the form of Common Stock. The amount of any fractional share shall be paid in cash.

4.4    Issuance and Delivery of Shares. If a Participant has elected to receive his or her Director’s Fees in the form of Common Stock, a certificate for the number of shares of Common Stock to which the Participant is entitled shall be issued as soon as reasonably practicable following the date the Participant otherwise would have received the Director’s Fees or, alternatively, the shares may be issued in non-certificated form and delivered via electronic means to a brokerage account designated by the Participant.

5.    Election to Defer Receipt of Director’s Fees and to Receive Director’s Fees in the Form of Common Stock

5.1    Election. A Non-Employee Director may elect to defer receipt of all or any portion of any Director’s Fees and to receive such deferred Director’s Fees in the form of Common Stock by giving notice of such election to the Company in a form approved by the Committee (a “Deferral Election”). A Deferral Election shall be effective with respect to Director’s Fees payable commencing with the next Plan Year following the date of the Deferral Election. A new Non-Employee Director who first becomes eligible to participate in the Plan may make an initial irrevocable Deferral Election during the first 30 days of eligibility to participate and such election shall apply only to Director’s Fees earned for performance of services following the date of the election. If a new Participant does not make an election during this 30-day period, the Participant may not make a Deferral Election to be effective earlier than the beginning of the next Plan Year. An election becomes irrevocable after the last day on which such election can be made and remains so for the Plan Year.

5.2    Revocation of Election; Change in Distribution Date for Subsequent Plan Years.

(a)    Except as provided in Section 5.9, a Deferral Election may be revoked only by a subsequent election to receive payment of Director’s Fees in cash or to receive such Director’s Fees in the form of Common Stock pursuant to Section 4 above.  Such an election shall be effective with respect to Director’s Fees payable for services commencing with the next Plan Year following the date of the election.

(b)    For each succeeding Plan Year in which a Deferral Election is in effect, a Participant may change the distribution date for purposes of Section 5.4 for amounts deferred in the succeeding Plan Year(s) by timely delivering a new Deferral Election to the Company, specifying the distribution date for the amounts to be deferred in the succeeding Plan Year(s).

5.3    Establishment of Deferred Stock Unit Account.  As of any date that Director’s Fees would have been paid in cash to a Participant but for the Deferral Election, any amounts deferred pursuant to this Section 5 shall be credited to a bookkeeping reserve account (“Account”) maintained by the Company in stock units (“Stock Units”). The number of Stock Units credited to a Participant’s Account shall be determined by dividing the amount of Director’s Fees to be deferred by the Fair Market Value of the Common Stock on the date such Director’s Fees would have been paid in cash to a Participant but for the Deferral Election, and shall include fractions of a Stock Unit. All Stock Units credited to a Participant’s Account pursuant to the Plan shall at all times be fully vested and non-forfeitable.

5.4    Payment of Deferred Stock Unit Account.

(a)    Except as otherwise provided in Sections 7.1 and 7.2 below, Stock Units Credited to a Participant’s Account shall be payable in either a single distribution or in a series of annual installments over a period of two (2) to ten (10) years, as specified by the Participant in the applicable Deferral Election. The amount of the annual installment shall be determined by dividing the number of Stock Units in the Participant’s Account by the number of remaining installments to be made (including the payment being determined).

(b)    Except as otherwise provided in Sections 7.1 and 7.2 below, distribution of Stock Units shall be made or shall commence at such time or times as may be specified by the Participant in the applicable Deferral Election; provided that the designated payment date or dates with respect to any Deferral Election must be no earlier than the first day of the calendar year after the calendar year in which the Director’s Fees would have been paid but for the Deferral Election. A Participant may elect to receive distribution either upon a fixed, predetermined date (but not an event), or upon the Participant’s Separation from Service.

(c)    Stock Units shall be payable in a number of shares of Common Stock equal to the number of Stock Units in the Account. The amount of any fractional shares shall be paid in cash.

5.5    Issuance and Delivery of Shares. The Company shall issue and deliver to the Participant a certificate for the number of shares of Common Stock due such Participant as payment for Stock Units as soon as practicable following the date on which Stock Units are payable or, alternatively, the shares may be issued in non-certificated form and delivered via electronic means to a brokerage account designated by the Participant.

5.6    Unfunded Nature of Accounts. The Plan shall be unfunded with respect to the Company’s obligation to pay any amount of Stock Units in any Account, and a Participant’s rights to receive any payment of cash or shares of Common Stock for Stock Units in any Account shall be no greater than the rights of an unsecured general creditor of the Company.

5.7    Designation of Beneficiary. A Non-Employee Director may designate a Beneficiary or Beneficiaries to receive any distributions under the Plan upon his or her death.

5.8    Dividends. In the event a cash dividend is declared with respect to the Common Stock, the Account of each Participant shall be credited with a number of Stock Units determined by first calculating the product of (a) the cash dividend payable with respect to each share of Common Stock and (b) the total number of Stock Units credited to the Account as of the record date for such dividend; and second, by dividing such product by the Fair Market Value of the Common Stock on the payment date for such dividend.

5.9    Unforeseeable Emergency. A Participant may receive a distribution from his or her Account if the Committee determines that such distribution is on account of an Unforeseeable Emergency. The amount that may be distributed with respect to a Participant’s Unforeseeable Emergency may not exceed the amounts necessary to satisfy the emergency plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such Unforeseeable Emergency is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant’s assets (to the extent the liquidation of such assets would not itself cause severe financial hardship), and the cancellation of the Participant’s deferral election for the balance of the Plan Year, provided the determination of such limitation is consistent with the requirements of Section 409A(2)(B)(ii) of the Code. To receive such a distribution, the Participant must request a distribution by filing an application with the Committee and furnishing such supporting documentation as the Committee may require. In the application, the Participant shall specify the basis for the distribution and the dollar amount to be distributed. If such request is approved by the Committee, distribution shall be made in a lump sum payment as soon as administratively practicable following the approval of the completed application by the Committee.

6.    Compliance with Rule 16b-3

Notwithstanding the above, no election otherwise permitted under Section 4 or 5 above shall be effective if such election would cause the payment of Director’s Fees in the form of Common Stock to be a non-exempt purchase under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 or would terminate the Non-Employee Director’s status as a non-employee director under Rule 16b-3, unless approved by the Board or the Committee.

7.    Distribution upon Change in Control or upon Death of a Participant

7.1    Distribution upon Change in Control. Notwithstanding anything in the Plan to the contrary (including Section 5.4 above), in the event of a Change in Control, all Stock Units credited to an Account for a Participant shall, as of the date of the occurrence of a Change in Control, be immediately payable to such Participant in the form of shares of Common Stock equal in number to the Stock Units held as of the date of the Change in Control. In the event that the Change in Control shall have resulted in the payment of cash, securities or other consideration for outstanding shares of Common Stock, then the Participants shall be entitled to receive the amount of such cash, securities or other consideration as would have been payable in connection with such Change in Control in respect of the shares of Common Stock otherwise payable to the Participants hereunder. The amount of any fractional shares shall be paid in cash.

7.2    Distribution upon Death. Notwithstanding anything in the Plan to the contrary (including Section 5.4 above), in the event of the death of a Participant, all Stock Units credited to an Account for the deceased Participant shall, as of the date of the Participant’s death, be immediately payable to the Participant’s Beneficiary or Beneficiaries in the form of shares of Common Stock equal in number to the Stock Units held in the deceased Participant’s Account as of the date of the Participant’s death. If there is no Beneficiary, as that term is defined under this Plan, the remaining benefits shall be distributed to the Participant’s estate. The amount of any fractional shares shall be paid in cash.

7.3    Tax Withholding. Notwithstanding anything in the Plan to the contrary, the Company may withhold from any distribution the amount of any federal, state or local tax that the Company reasonably determines is required by law to be withheld. Any benefits withheld and determined not to be required to be withheld shall be distributed as soon as there is a final determination of the applicable withholding. No interest shall be payable to any Participant or any Beneficiary for any period that any amount is withheld pursuant to this Section 7.3.

8.    General Provisions

8.1    Adjustments to Shares of Common Stock Upon Certain Events. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) payable with respect to Accounts under the Plan in order to prevent dilution or enlargement of the rights of Participants.

8.2    Amendment; Termination. The Company reserves the right to amend the Plan prospectively or retroactively, in whole or in part, or to terminate the Plan, provided that no amendment or termination may reduce or revoke any Participant’s rights under the Plan accrued and existing as of the later of the date of adoption of the amendment or termination or the effective date of the amendment or termination. Upon termination of the Plan, the Accounts of affected Participants shall be administered and distributed in accordance with the provisions of the Plan. The Company may, to the extent it complies with the requirements of Section 409A of the Code, accelerate distribution of the Participant’s Accounts following termination of the Plan.

8.3    Rights Not Assignable. Except for designation of a Beneficiary, Participants’ Accounts or other rights under the Plan shall not be subject to assignment, conveyance, transfer, anticipation, pledge, alienation, sale, encumbrance or charge, whether voluntary or involuntary, by the Participant or any Beneficiary of the Participant. An interest in an Account or the amount represented thereby shall not provide collateral or security for a debt of a Participant or Beneficiary or be subject to garnishment, execution, assignment, levy or to another form of judicial or administrative process or to the claim of a creditor of a Participant or Beneficiary, through legal process or otherwise. Any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, charge or to otherwise dispose of benefits, before actual receipt of the benefits, or a right to receive benefits, shall be void and shall not be recognized.

8.4    Unsecured Creditor Status. A Participant shall be an unsecured general creditor of the Company as to the distribution of any benefits under the Plan. The right of any Participant or Beneficiary to receive any distribution under the Plan shall be no greater than the right of any other general, unsecured creditor of the Company.

8.5    No Trust or Fiduciary Relationship. Nothing contained in the Plan shall be deemed to create a trust or fiduciary relationship of any kind for the benefit of any Participant or Beneficiary.

8.6    Rights as a Stockholder. A Participant will have no rights as a shareholder unless and until shares of Common Stock are issued hereunder and the Participant becomes the holder of record of such shares.

8.7    Construction. The singular includes the plural, and the plural includes the singular, unless the context clearly indicates the contrary. Capitalized terms (except those at the beginning of a sentence or part of a heading) have the meaning specified in the Plan. If a capitalized term is not defined in the Plan, the term shall have the general, accepted meaning of the term.

8.8    Disputes. The Committee shall be the final arbiter of any dispute related to any matter under the Plan. If the Participant involved in a dispute is a member of the Committee, such Participant shall not participate in the Committee’s deliberations or decision related to the dispute. The determination by the Committee with respect to any such dispute shall be final and binding on all parties.

8.9    Unfunded Plan. This Plan is intended to be an unfunded nonqualified deferred compensation plan within the meaning of Section 409A of the Code and shall be interpreted accordingly. Benefits provided in the Plan constitute only an unsecured contractual promise to distribute Common Stock (and cash in lieu of fractional shares) in accordance with the terms of the Plan by the Company.

8.10    Self-Employment Taxes. To the extent that amounts distributed or deferred under the Plan are deemed to be net earnings from self-employment, each Participant shall be responsible for any taxes payable under federal, state or local law.

8.11    Right of Company to Replace Directors. Neither the action of the Company in establishing the Plan, nor any provision of the Plan, shall be construed as giving any Non-Employee Director the right to be retained as a director, or any right to any payment whatsoever except to the extent of the benefits provided for by the Plan. The Company expressly reserves the right at any time to replace or fail to renominate any Non-Employee Director without any liability for any claim against the Company for any payment or distribution whatsoever except to the extent provided for in the Plan.

8.12    Governing Law; Severability. The Plan shall be construed, regulated and administered under the laws of the State of Minnesota. If any provisions of the Plan shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan, and the Plan shall be deemed to be modified to the least extent possible to make it valid and enforceable in its entirety.

8.13    Trust Fund. The Company shall be responsible for the distribution of all benefits provided under the Plan. At its discretion, the Company may establish one or more trust, with such trustees as the Board or the Committee may approve, for the purpose of providing for the distribution of such benefits. Such trust or trusts may be irrevocable, but the assets thereof shall be subject to the claims of the Company’s creditors. To the extent any benefits provided under the Plan are actually distributed from any such trust, the Company shall have no further obligation with respect thereto, but to the extent not so distributed, such benefits shall remain the obligation of, and shall be distributed by, the Company.

8.14    Securities Law and Other Restrictions. Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company may, to the extent permitted under Section 409A of the Code, delay the distribution of any shares of Common Stock under this Plan if the Company reasonably anticipates that the making of the payment will violate federal securities laws or other applicable law, provided payment will be made at the earliest date at which the Company reasonably anticipates that the distribution will not cause such violation. A Participant may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable securities laws of a state or foreign jurisdiction or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other U.S. or foreign regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition the issuance, sale or transfer of shares of Common Stock upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

APPENDIX C

CHARTER
FOR THE
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
OF
SELECT COMFORT CORPORATION
(Revised November 2005)

The purposes, responsibilities and duties of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Select Comfort Corporation (the “Company”) shall be as follows:

I.    PURPOSES

The primary purposes of the Committee are to:

(a)    Assist the Board of Directors (the “Board”) in fulfilling its oversight responsibilities with respect to:

(i)    The quality and integrity of the financial reports and other financial information provided by Select Comfort Corporation (the “Company”) to any governmental body or the public;

(ii)    The Company’s compliance with legal and regulatory requirements that may have a material impact on the Company’s financial condition or results of operations;

(iii)   The Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics established by management and the Board;

(iv)   The Company’s auditing, accounting and financial reporting processes generally;

(v)    The qualifications and independence of the Company’s outside auditors; and

(vi)   The Company’s internal audit functions and outside auditors; and

(b)    To prepare such report or reports, as may be required by applicable law, including without limitation the Committee report required for the annual proxy statement regarding the scope of the Committee’s responsibilities and the manner of discharge of those responsibilities.

Consistent with these purposes, the Committee should encourage continuous improvement of, and should foster adherence to, the Company’s policies, procedures and practices at all levels.

II.    RESPONSIBILITIES AND DUTIES

The primary responsibilities and duties of the Committee are to:

(a)    Exercise sole authority (subject only to shareholder approval as determined by the Committee or applicable law) with respect to the selection and discharge of the Company's independent auditors;

(b)    Exercise sole authority with respect to the approval of any non-audit related services (as defined by applicable law) to be performed by the Company's independent auditors;

(c)    Serve as an independent party to monitor the Company’s financial reporting processes and internal control systems;

(d)    Review the qualifications and performance of the Company’s independent auditors;

(e)    Review the Company’s internal audit processes and function;

(f)    Receive and address complaints regarding accounting or auditing matters, and for confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters;

(g)    Review and approve any related party transactions (as defined by applicable law); and

(h)    Provide open avenues of communication among the independent auditors, internal auditors, financial and senior management, and the Board.

The Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section V of this Charter.

III.    COMPOSITION

The Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, as determined by the Board consistent with applicable law and the applicable requirements of any exchange or self-regulatory organization with which the Company’s shares are listed for trading, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. A director is not independent if the director:

(a)    Is an employee of the company or of an affiliate, or a former employee within three years, or an immediate family member of a current or former (within three years) executive officer;

(b)    Is currently receiving or has received within the last three years any non-director compensation from the Company (excluding benefits under a tax-qualified retirement plan);

(c)    Is an affiliate of an entity that received payments in any of the past three years exceeding the greater of $200,000 or five percent of either the paying or receiving company’s annual gross revenues; or

(d)    Is an executive of another entity and any of the Company’s executives serve on that entity’s compensation committee.

All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise (including prior experience as CEO of an unrelated entity). Any director who beneficially owns, or is affiliated with any entity that beneficially owns, ten percent (10%) or more of the Company’s publicly traded equity securities, shall not be eligible to be the Chair or a voting member of the Committee.

The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board and shall serve for such terms as are established by the Board or until their successors shall be duly elected and qualified. Unless the Board elects a Chair, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

IV. MEETINGS

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Chair of the Committee shall have the authority to call meetings of the Committee upon reasonable notice and shall preside at all meetings of the Committee. Meetings of the Committee may be conducted by telephone conference if each of the members may simultaneously hear each other member. A majority of the members of the Committee shall constitute a quorum for the conduct of business and the Committee shall act by majority vote of the quorum. Action of the Committee may be taken without a meeting if unanimous written consent thereto by each of the members of the Committee is given. The Committee shall keep minutes of its meetings and shall provide copies of such minutes and of actions by written consent to the Board and to the Secretary of the Company for placement in the Company’s minute books.

As part of its job to foster open communication, the Committee should meet at least quarterly with management, with the internal auditor(s) and with the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet with the independent auditors and management quarterly to review the Company’s financial statements consistent with V.2. below.

V.    COMMITTEE PROCESSES

To fulfill its responsibilities and duties the Committee shall:

Documents/Reports Review

1.	Review and update this Charter periodically, and at least annually, as conditions dictate.

2.
Review and discuss with management and the independent auditors the Company’s annual financial statements and any other material financial information submitted to any governmental body, or the public, including any certification, report, opinion, or review rendered by the independent auditors.

3.	Review and discuss with management and the independent auditors the annual management recommendations to management prepared by the independent auditors and management’s response.

4.
Review and discuss with financial management and/or the independent auditors the Company’s 10-Q prior to its filing. The Chair of the Committee may represent the entire Committee for purposes of this review.

5.
Review and discuss with management the Company’s earnings press releases and earnings guidance prior to their release. The Chair of the Committee may represent the entire Committee for purposes of this review.

6.	Review and discuss with management the Company’s policies and practices with respect to risk assessment.

Independent Auditors
7.
Exercise sole authority (subject only to shareholder approval as determined by the Committee or applicable law) with respect to (a) the selection and discharge of the independent auditors, considering their qualifications, independence and effectiveness; (b) the approval of the fees and other compensation, if any, to be paid to the independent auditors; and (c) the approval of any non-audit related services to be performed by the independent auditors.

8.
On an annual basis, the Committee should obtain and review and discuss with the auditors a report prepared by the independent auditors describing: (a) the firm’s internal quality control procedures; (b) any material issues raised by the most recent internal quality-control review or peer review of the firm, or by any inquiry or investigation by any governmental or professional authority, within the preceding five years, respecting one or more independent audits carried out by the firm, and any steps taken to deal with any such issues; and (c) all significant relationships the auditors have with the Company to determine the auditors’ independence.

9.     Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Company’s financial statements.

Internal Auditor(s)
10.       Review and approve the annual internal audit plan and review, at least annually, the activities of the internal audit function to provide feedback and guidance.

11.	Review and approve the appointment, replacement or dismissal of the leader of the Company’s internal audit function.

Financial Reporting Processes
12.	In consultation with the independent auditors, review the integrity of the Company’s financial reporting processes, both internal and external.

13.	Consider the independent auditors’ judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting.

14.	Consider and approve, if appropriate, material changes to the Company’s accounting principles and practices as suggested by the independent auditors and/or management.

Process Improvement
15.
Establish regular and separate systems of reporting to the Committee by each of management and the independent auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

16.
Following completion of the annual audit, review separately with each of management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

17.	Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.

18.
Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the Committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.)

Ethical and Legal Compliance
19.	Establish, review and update periodically a Code of Ethical Conduct and ensure that management has established a system to enforce this Code.

20.	Review management’s monitoring of the Company’s compliance with the Company’s Ethical Code.

21.
Establish and periodically review a process for receiving and addressing complaints regarding accounting or auditing matters from employees, investors or others, and for confidential, anonymous submissions by employees of concerns regarding accounting or auditing matters;

22.	Review, with the Company’s counsel, legal compliance matters including corporate securities trading policies and the status of the Company’s compliance with Sarbanes-Oxley Section 404 requirements.

23.	Review, with the Company’s counsel, any legal matter that could have a significant impact on the Company’s financial statements.

24.	Review Travel and Entertainment expenditures of the President and CEO and all Senior Vice Presidents of the Company.

25.	Review and approve any proposed or actual related party transaction that would be required to be disclosed by the Company pursuant to Item 404 of Regulation S-K of the Federal securities laws.

Independent Advice
26.
Where appropriate, retain (without need for further Board approval) and consult with such independent advisors as the Committee may deem necessary or appropriate in connection with fulfilling the responsibilities and duties of the Committee.

Reporting to the Board
27.
Report regularly to the Board with regard to any issues that may arise in connection with the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the independent auditors, the performance of the internal audit function, or any other matter of a material nature that may arise in the course of the discharge by the Committee of its responsibilities and duties hereunder.

Annual Performance Review
28.	Undergo an annual review of the performance of the Committee pursuant to such process as may be established and modified from time to time by the Corporate Governance and Nominating Committee.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management. The independent auditor is responsible to plan and conduct this audit in accordance with GAAS. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company’s Code of Conduct.

VI. FUNDING OF THE COMMITTEE’S FUNCTIONS BY THE COMPANY

The Company shall provide for appropriate funding for the Committee, in its capacity as a committee of the Board, in such amounts as may be determined by the Committee, for payment of compensation to (a) the independent auditors and (b) any other advisors engaged by the Committee in connection with the fulfillment by the Committee of its responsibilities and duties hereunder.

SELECT COMFORT CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 9, 2006
3:00 p.m. Local Time

Select Comfort Corporation
6105 Trenton Lane North
Plymouth, MN 55442

Select Comfort Corporation 6105 Trenton Lane North Plymouth, Minnesota 55442	proxy
This proxy is solicited by the Board of Directors of Select Comfort Corporation for use at the Annual Meeting of Shareholders to be held on May 9, 2006.

The undersigned hereby appoints William R. McLaughlin and Mark A. Kimball (collectively, the “Proxies”), and each of them with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Select Comfort Corporation to be held on May 9, 2006 and at any adjournment or postponement thereof. Such shares will be voted as directed with respect to the proposals listed on the reverse side hereof and in the Proxies’ discretion as to any other matter that may properly come before the meeting or at any adjournment or postponement thereof.

You are encouraged to specify your choices by marking the appropriate boxes on the reverse side. When properly signed, this proxy will be voted in the manner directed. If no direction is given, this proxy will be voted FOR Items 1, 2, 3 and 4.

See reverse for voting instructions.

6105 TRENTON LANE NORTH PLYMOUTH, MN 55442

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 12 noon CT on May 8, 2006. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE SHAREHOLDER COMMUNICATIONS
If you would like to reduce the costs incurred by Select Comfort Corporation in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access shareholder communications electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 12 noon CT on May 8, 2006. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Select Comfort Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:      SCOCO1   KEEP THIS PORTION FOR YOUR RECORDS          DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SELECT COMFORT CORPORATION
The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.
1. Election of directors: 01. Christine M. Day 02. Stephen L. Gulis, Jr. 03. Ervin R. Shames	For All [ ]	Withhold All [ ]	For All Except [ ]	To withhold authority to vote for any individual nominee, mark “For All Except” and write the nominee’s number on the line below.

Vote on Proposals	For	Against	Abstain
2. Proposal to approve the material terms of the performance goals under the Select Comfort Corporation Executive and Key Employee Incentive Plan.	[ ]	[ ]	[ ]
3. Proposal to approve the Select Comfort Corporation Non-Employee Director Equity Plan.	[ ]	[ ]	[ ]
4. Proposal to ratify the appointment of KPMG LLP, certified public accountants, as independent auditors for the fiscal year ending December 30, 2006.	[ ]	[ ]	[ ]
WHEN PROPERLY EXECUTED, THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH OF THE NOMINEES AND EACH OF THE PROPOSALS SET FORTH ABOVE.

Please sign exactly as your name(s) appear(s) on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

	Yes	No
HOUSEHOLDING ELECTION - Please indicate if you consent to receive certain future investor communications in a single package per household.	[ ]	[ ]

Signature (PLEASE SIGN WITHIN BOX)	Date		Signature (Joint Owners)	Date